PART II – OFFERING CIRCULAR

Remington Energy

Group Corporation

ASMX: “REMEG”

Corporate:

Remington Energy Group Corporation

737 James Lane, Suite 7499

Incline Village, Nevada 89450

 (775) 671-3065

http://remingtonenergygroup.com/

Underwriter:

Alternative Securities Markets Group Corporation

4050 Glencoe Avenue

Marina Del Rey, California 90292

Phone: (800) 366-0908

http://www.ASMGCorp.com

Best Efforts Offering of 50,000 9% Convertible Preferred Stock Shares

Offering Price per 9% Convertible Preferred Stock Share:  $100.00 (USD)

Minimum Offering: 10,000 9% Convertible Stock Shares

Maximum Offering: 50,000 9% Convertible Preferred Stock Shares

DIVIDEND POLICY: Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. The Offering will close upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company will have 180 days to reach an investment minimum of $100,000. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

DATED: September 1st, 2015

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

TABLE OF CONTENTS:

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	10,000	$1,000,000.00	$0.00	$1,000,000.00
Total Maximum	50,000	$5,000,000.00	$0.00	$5,000,000.00

1)

We are offering a maximum of 50,000 9% Convertible Preferred Stock Shares at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $150,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $10,200

b.

New York: $1,200

c.

Texas: $5,100

d.

Florida: $1,000

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We do not intend to use a Broker-Dealer for this Offering.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

ITEM 3.  SUMMARY INFORMATION & RISK FACTORS

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

General Oil & Natural Gas Industry Risks

Oil & Natural Gas investments are subject to varying degrees of risk.  The yields available from equity investments in Oil & Natural Gas companies depends on the amount of income earned and capital appreciation generated by the companies as well as the expenses incurred in connection therewith.  If any of the Company’s assets does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s Assets may be adversely affected by the general economic climate, Oil & Natural Gas market conditions such as oversupply of related products or a reduction in demand for Oil & Natural Gas products in the areas in which the Company’s assets are located, competition from other Oil & Natural Gas suppliers, and the Company’s ability to provide adequate Oil & Natural Gas products.  Revenues from the Company’s assets are also affected by such factors such as the costs of production and local Oil & Natural Gas market conditions.

Because Oil & Natural Gas investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets.  No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and the transferability of the Common Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

Development Stage Business

Remington Energy Group Corporation commenced operations in March of 2012 as a Nevada Limited Liability Corporation and converted to a Nevada Stock Corporation in August of 2013.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Remington Energy Group Corporation will operate profitably.

Inadequacy of Funds

Gross offering proceeds of a maximum of $5,000,000 may be realized.  Management believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s Business Plans.  If only a fraction of this Offering is sold, or if certain assumptions contained in Management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business.

Competition

Competition exists for Oil & Natural Gas products in most markets, including all sectors in which the Company intends to operate.  The Company may be competing for assets with entities that have substantial greater economic and personnel resources than the Company or better relationships with suppliers and other Oil & Natural Gas industry related professionals.  These entities may also generally be able to accept more risk than the Company can manage.  Competition from other Companies in the Oil & Natural Gas industry may reduce the number of suitable prospective exploration opportunities.

The Development of Oil & Gas Properties Involves Substantial Risks that may result in a Total Loss of Investment

The business of exploring for, developing and operating Natural Gas and Oil properties involves a high degree of business and financial risks, and thus a significant risk of investment loss that even a combination of experience, knowledge and careful evaluation may not be able to overcome. The cost of drilling, completing and operating wells is often uncertain.  Factors which can delay or prevent drilling or production, or otherwise impact expected results, include:

➢

high costs, shortages or delivery delays of drilling rigs, equipment, labor or other services;

➢

unexpected operational events and drilling conditions;

➢

reductions in natural gas prices;

➢

limitations in the market for natural gas;

➢

adverse weather conditions;

➢

facility or equipment malfunctions;

➢

equipment failures or accidents;

➢

title problems;

➢

pipe or cement failures;

➢

casing collapses;

➢

compliance with environmental and other governmental requirements;

➢

environmental hazards, such as gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

➢

lost or damaged oilfield drilling and service tools;

➢

unusual or unexpected geological formations;

➢

loss of drilling fluid circulation;

➢

pressure or irregularities in formations;

➢

fires;

➢

natural disasters;

➢

blowouts, surface craters and explosions; and

➢

uncontrollable flows of gas or well fluids.

If any of these factors were to occur, the Company could lose all or a part of its investment in the venture, or, the Company could fail to realize the expected benefits from the field, either of which could materially and adversely affect Company revenue and profitability.

The Company’s Operations are subject to the Operational Hazards and Unforseen Interruptions for which the Company may not be adequately insured.

There are a variety of operating risks inherent in Oil & Natural Gas wells, gathering systems, pipelines and other facilities, such as leaks, explosions, mechanical problems and natural disasters included, which could cause substantial financial losses. Any of these or other similar occurrences could result in the disruption of operations, substantial repair costs, personal injury or loss of human life, significant damage to property, environmental pollution, impairment of the Company’s operations and substantial revenue losses.

Dependence on Management

In the early stages of development the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Wes Johnson, the Company’s Founder, Chief Executive Officer, Chief Financial Officer & Chairman of the Company’s Board of Directors; Mr. Rich Moniak, the Company’s Chief Operations Officer; Mr. David Dobkin, the Company’s Vice President; Mr. Koorosh “Danny” Rahimi, the Company’s Vice President; and Mr. Donald White, an Advisor to the Company and a member of the Company’s Board of Directors.

Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Minimum Amount of Capital to be Raised

The minimum amount of Securities that need to be sold in this offering for the Company to access the investment funds is $1,000,000. After the Minimum Amount of Capital required to be reached, all Investor funds will be transferred from the Company’s Escrow Account established with Alternative Securities Market, LLC, to the Company’s operating account at U.S. Bank. The Company cannot assure you that subscriptions for the entire Offering will be obtained. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be promptly returned without interest or deduction. The Company’s ability to meet financial obligations, cash needs, and to achieve objectives, could be adversely affected if the entire offering of Securities is not fully subscribed.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Control by Management

As of September 1st, 2015 the Company’s Managers owned approximately 100% of the Company’s outstanding Common Stock Shares and 0% of the Company’s Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Broker – Dealer Sales of Shares

The Company’s Preferred Stock Shares and Common Stock Shares are not included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange.  The NASDAQ Stock Market, Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ SmallCap Market.  The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years.  The proposed entry standards would also require a public float of at least 1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders.  The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least 300 shareholders.

No assurance can be given that the Preferred Stock or Common Stock Shares of the Company will ever qualify for inclusion on the NASDAQ System or any other trading market until such time as the Managing Members deem it necessary.  As a result, the Company’s Preferred Stock Shares and Common Stock Shares are covered by a Securities and Exchange Commission rule that opposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and qualified investors.  For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell the Company’s securities and will also affect the ability of members to sell their Shares in the secondary market.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. The Company’s Preferred Stock will not be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s

Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

No application is currently being prepared for the Company’s Securities to be admitted to the Official Listing and trading on any regulated market. No application is being prepared to include the Securities to trading on an “Over-the-Counter” or “Open Market”, though the Company intends to submit an S-1 or Form 10 Filing within TWELVE MONTHS of the close of this securities offering. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a “penny stock,” and a  shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to “penny stock” (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional “qualified investors”), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder’s investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may be listed on the OTCQB, OTCQX, OTCBB, The Bermuda BSX Exchange, the London Stock Exchange’s AIM Market, the Canadian TSX Venture Exchange or TMX Exchange, the Irish Stock Exchange, the Frankfurt Stock Exchange and / or the Berlin Stock Exchange, where each has a greater chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Oil & Natural Gas Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada Securities Laws, and other applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF NEVADA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JUR TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

ITEM 4. DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company was originally formed as a Nevada Limited Liability Company in March of 2012 and converted to a Nevada Stock Corporation in August of 2013. Upon its re-formation as a Stock Corporation, the Company issued 100% of its issued Common Stock (100,000 Common Stock Shares) to its Chief Executive Officer, Mr. Wes Johnson. On July 22nd, 2015, Mr. Wes Johnson sold 100,000 Common Stock Shares of Remington Energy Group Corporation to Alternative Securities Markets Group Corporation for a price of $0.01 per share ($1,000 USD).

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Alternative Securities Markets Group Corporation 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: 100,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (100%) Preferred Stock: No Shares

(1)

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member of Remington Energy Group Corporation

(2)

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(3)

Mr. Wes Johnson currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(4)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member of Remington Energy Group Corporation

(5)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(6)

Mr. Rick Moniak currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(7)

Mr. Steven J. Muehler is the Director of Capital Markets of Remington Energy Group Corporation

(8)

Mr. Steven J. Muehler is the Founder, Director of Capital Markets, Senior Compliance Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(9)

Mr. Steven J. Muehler currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(10)

Mr. Koorosh Rahimi is a Vice President of Remington Energy Group Corporation

(11)

Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation

(12)

Mr. Koorosh Rahimi currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(13)

Mr. David Dobkin is a Vice President of Remington Energy Group Corporation

(14)

Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation

(15)

Mr. David Dobkin currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(16)

Mailing Address for all: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

ITEM 5. PLAN OF DISTRIBUTION

A maximum of 50,000 9% Convertible Preferred Stock Shares are being offered to the public at $100 per 9% Convertible Preferred Stock Unit. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

A minimum of $1,000,000 must be invested prior to the Company having access to the Investment Proceeds. A maximum of $5,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities after the minimum of $1,000,000 has be reached. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be Promptly Refunded without interest or deduction.

The Securities to be offered with this proposed Offering shall be offered by Senior Management of the Company, mainly: Mr. Wes Johnson, the Company’s Chief Executive Officer & Chief Financial Officer; Mr. Rich Moniak, the Company’s Chief Operations Officer; Mr. David Dobkin, a Vice President of the Company; and Mr. Koorosh Rahimi, a Vice President of the Company, through a web-based platform called the “Alternative Securities Market Exchange (ASMX)”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange (the “ASMX”) can be accessed at: http://www.AlternativeSecuritiesMarket.com and/or http://www.ASMX.CO.

This Offering Circular will be furnished to prospective Investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the website.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Remington Energy Group Corporation. And either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Investing Section of the Website Hosting this Offering will be coded to only allow access to invest to those prospective Investors that reside in jurisdictions where the Offering is registered and meet any state-specific Investor suitability standards.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

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ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

Sale of Company 9% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$4,822,500	96.45%	$822,500	82.25%

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$177,500	3.55%	$177,500	17.75%

Footnotes:

1)

We are offering a maximum of 50,000 9% Convertible Preferred Stock Shares at the price indicated

2)

Underwriter Expense paid to Alternative Securities Markets Group Corporation: $150,000 USD (3% of the Gross Offering)

3)

We expect to incur offering and registration expenses:

a.

California: $10,200

b.

New York: $1,200

c.

Texas: $5,100

d.

Florida: $1,000

4)

Additional Fees for Legal Review and Opinion(s), Accounting Costs related to the drafting of this Registration Statement and Escrow Fees should not exceed $10,000 USD. Any costs above $10,000 will be paid by the Executives of the Company.

5)

Until the “Total Minimum” has been raised (invested), all proceeds of the offering will be held in a bank escrow account until the “Total Minimum” has been reached. A copy of the Company’s escrow agreement is provided as an Exhibit to this Registration Statement, and the Company’s Bank Escrow complies with all Rules and Regulations set forth by SEC Rule 15c2-4.

6)

We do not intend to use a Broker-Dealer for this Offering.

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USE OF INVESTMENT FUNDS SCHEDULE

The below allocation of Funds Table provides above provides the use of funds based on raisin $5 Million USD. If the total offering is not met, management will distribute the funds on a percentage weighted basis according to the Allocation of Funds Table provided below.

ITEM:	PERCENTAGE:	MINIMUM:	MAXIMUM:
Costs of Offering & Admin Costs (assuming a Broker Dealer is retained, though one is not retained at this time).	10%	$100,000	$500,000
Drilling Fees & Permits	13%	$130,000	$650,000
Drilling Supplies	20%	$200,000	$1,000,000
Drilling Labor	47%	$470,000	$2,350,000
Third Party Costs	6%	$60,000	$300,000
Contingency	4%	$40,000	$200,000
TOTAL	100%	$5,000,000	$5,000,000

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ITEM 7. DESCRIPTION OF BUSINESS

A.

The Company:

Remington Energy Group Corporation (“Company”, “We”, “Our” or “Us”) is a Nevada Company that was originally formed in March of 2012 as a Limited Liability Corporation and converted to a Nevada Stock Corporation in August of 2013. Remington Energy Group is engaged in the exploration, acquisition and operation of Oil & Natural Gas properties, primarily in the State of Pennsylvania. Because Oil & Natural Gas exploration and development requires significant capital, and because the Company’s assets are limited, we participate in the Oil & Gas Industry through the acquisition of leases in and around already producing Oil & Natural Gas producing wells and Oil & Natural Gas Exploration and Development projects with major industry producers.

Remington Energy Group is led by our Management Team which consists of our Founder, Wes Johnson and Brent Johnson who oversee the daily operations and the drilling projects with our Drilling Team. Also involved is Donald White who researches future drilling sites as well as works with our Drilling Team analyzing well logs and site reports.

For our Drilling Team we have selected an extremely experienced well drilling company and well operator in D & S Energy Corp (D & S). They are familiar with the drilling site and have drilled several offsetting wells to our sites with producing and viable oil and galas wells in the past year.

D & S is an independent oil and gas drilling, operating, and producing company with principal operating offices located in Tiona, Pennsylvania. D & S Energy was formed in Jan. 2006 and has been in continuous operation since that time.  During that time D & S Energy has drilled and completed approximately 135 oil and gas producing wells in Venango, Jefferson, Forest, Warren, and McKean Counties, Pa. and  Allegany Co., NY.  D & S continues to operate the majority of these wells at this time.  These wells have been done exclusively for the benefit of various drilling investment funds.

Currently D & S turnkey drills approximately 35 wells per year in the oil and gas region of Northwestern Pa. in the counties mentioned.  D & S has an extensive lease bank with most properties held by previous production.  D & S is continuing to expand its lease base as future viable prospects become available.  D & S’ focus is strictly on what is known as “developmental” drilling prospects. That refers to D & S’ leases which are near or adjoin other properties that have already had previous wells drilled on them and / or are surrounded or off-set by previous production of other operating companies.  This assures a better than industry standard success rate of producing oil and gas wells in this region.  These wells are classified as “shallow wells” by pertinent government agencies and regulated as such.

D & S as the driller and operator also take on all responsibility for state, local and federal laws and responsibilities in regard to rules and regulations of the Oil and Gas industry including all environmental regulations. D & S also carry’s the liability insurance to cover the wells and their drilling operation. All licenses required to drill in the State of Pennsylvania are held and maintained by D & S. D & S is responsible for all mineral rights and royalties to lease owners paid out of their royalties that are received from production of the wells.

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D & S Energy Corp

D & S has an excellent team of experienced engineering, production staff, roustabout crews, and office personnel. A brief resume of the key people employed by D & S as follows:

Gary Neely: Founder, Owner, President and CEO of D & S Energy Corp

Graduate Geologist, 1977

Over 37 years of experience in oil and gas industry, primarily in the Appalachian Basin.

Drilled, produced and worked on approximately 2500 shallow oil and gas wells.

Veteran: USMC 1966-1972

DeborahMorris: Vice President, CFO, Corporate Secretary/Treasurer of D & S Energy since 2009

Former Owner and President of Morris Bros. Lumber Co.

Extensive background in timber, mineral resource management, business management and accounting.

Tim Johnson: Project Supervisor and Production Manager

30 plus years experience in oil and gas industry as engineer, production manager, drilling and well completion engineer.

D & S has an additional staff of 18-25 (some are seasonal) employees who specialize in well tending, roustabout work, electrical and mechanical work necessary to maintain the wells.

In addition, D & S owns and operates its own proprietary well treatment chemicals and equipment used to enhance production of the wells.

B.

Plan for Profitability

Point 1 for Plan for Profitability:

At this time there has been no income due to no wells have been drilled to date. Once the capital is raised from our Reg A offering it will be used to obtain the necessary permits and proceed to drilling and well operation. We have now acquired 100 drilling sites, for each $200,000 raised we will start the drilling for one well. When the full $20,000,000 is raised this will provide the funding for a total of 100 wells.

Our plan is to use 75% of the net income produced by the wells to reinvest into additional wells. The remaining 25% of the net income will go to operating expenses (13%) and contingencies and reserves (12%).

The operating expenses in the first year, are estimated at 13% to cover basic costs such as traveling to the well location during the drilling process and to cover basic expenses as water, electrical and monthly maintenance. Additional expenses will be for bookkeeping, investor relations and basic corporate costs. The existing debt of the company from its founder, Mr. Johnson, will not be paid back from the funds raised, but by the profits from the operating wells once they are producing income. After year two, we feel that with the subsequent increase in producing wells that will be online, our expenses should be able to decrease to the range of 8-9% per year.

A contingency and reserve account will be funded using approximately 12% of the net income for unforeseen expenses for the corporation, as well as for deposits on future well and drilling sites. We have options on additional leases through our driller and operator, D & S Energy Corp, to either lease or have assigned to us additional well sites to continue growth through the ability to drill additional wells.

As we continue to receive income and reinvest profits into additional wells, this will provide a substantial increase in the value of the company.

Point 2 for Plan for Profitability:

The Young WT 5574 Lease, in which Remington Energy Group Corporation has 100 drill sites available, is located in the highly sought-after Morrison Oil and Gas field which currently has more than 300 producing wells surrounding us within a 3 mile radius, and we are surrounded on three sides by companies like Shell, Catalyst Energy, MSL Oil & Gas, Stonehaven Energy, Snyder Bros, and SWEPI Energy. Our Driller and Operator, D & S Energy, has many years of drilling experience with over 200 wells drilled in the Morrison Oil and Gas field. In the last 18 months D & S Energy has drilled and put into production over 29 wells on the Young WT 4475 Lease, where we will be drilling our wells, and are currently drilling and completing 10 new wells at this time. This has allowed us to personally see and monitor current production of these producing wells and verifying with our own staff that the wells drilled on the Young WT 5574 Lease are producing Commercially Viable (the ability of a business, product or service to compete effectively and to make a profit 1) quantities of oil and natural gas. There are literally hundreds of active producing wells surrounding the WT 5574 Tract.

Current production of the wells that are being operated by D & S Energy on the Young WT 55754 Lease are producing between 8-35 bbls per day and between 20-60 mcf of gas per day. The 29 wells that have been drilled and are now producing and the additional 10 wells that are currently being drilled and completed have been drilled throughout the 1,100 plus acre WT 5574 Lease to test the oil producing geological formations and verify that they would be Commercially Viable. These wells were drilled, logged and tested prior to being placed into production, each oil and gas well showing similar geological formation information concerning oil and gas formations. This geological formation information should be similar to the wells we will be drilling.  Remington Energy Group believes that we can expect similar results in our drilling and production.

We have included some production reports obtained from the Pennsylvania Department of Environmental Protection (PA DEP) from wells that are on the leases that surround the WT 5574 lease; there are no current production reports available from the PA DEP on the WT 5574 Tract. We have also included maps showing hundreds of oil and gas wells that are on the neighboring leases within 3 miles from the WT 5574 lease and charts showing the number of oil and gas wells permitted and drilled in McKean County, PA. This all shows that this area is a very active oil and gas area. As can be seen on the maps, the well drilling activity in the Morrison Oil Field started directly to the Northeast of the WT 5574 Tract and over the years has spread out from there and now is moving to the Southwest in the direction of the WT 5574 Tract.

Looking at the production reports, first you can see that these reports have only been tracked by the PA DEP since 2007, you will also see that the reporting, even though required by PA law, is sporadic at best and not enforced in any way. These wells and the wells we are drilling are shallow wells, our mineral rights are from surface to 3,000 ft, these wells will produce 60%-70% of their overall production in the first 4-6 years, these type of wells also known as stripper wells will have their top production the first year and then the well will decline approx 30%-35% per year until it gets to a point where it will level off to a lower production and can continue to produce for a well life of between 10-15 years as shown in the the report listed as Spreadsheet 1. In the past the actual recoverable oil and gas was between 7%-10%, however with the new drilling and production techniques such as fracking and well additives among other techniques the oil and gas recovery has gone up to 18%-23% increasing the profitability of these shallower wells. Looking at the production reports and extrapolating the current production back to the original production numbers it is easily calculated that these wells have substantial reserves and we believe will initially match the production of 8-35 bbls per day.

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Point 3 for Plan for Profitability:

With current oil prices on April 25, 2015 of over $55 per bbl and gas prices on April 25, 2015 hovering around $2.50 per mcf range (see Charts in Section B3), we are very confident that this company will be profitable once capital has been raised and the wells have been drilled and placed into production.

(FIGURE 1)

WTI Crude Oil Prices: www.oil-prices.net, April 25, 2015

Commodities: www.oil-prices.net, April 25, 2015

bbl = barrels

mcf = metric cubic feet

All production information as well as date for all charts, graphs and spreadsheets has been obtained by the Pennsylvania Department of Environmental Protection website,

http://www.portal.state.pa.us/portal/server.pt/community/dep_home/5968

1 Commercial Viability: as defined by Cambridge Dictionary Online,

http://dictionary.cambridge.org/dictionary/business-english/commercial-viability

The following pages will show the Graphs, Charts and Spreadsheets as well as other pertinent information to the Profitability Report as listed:

Graph 1

Graph 2

Graph 3

Graph 4

Spreadsheet 1

Chart 1

Chart 2

The information for the above mentioned pages as well as maps, and production information has all been obtained from the Pennsylvania Department of Environmental Protection website,

http://www.portal.state.pa.us/portal/server.pt/community/dep_home/5968

C.

The Operation

At this point we believe most of the heavy lifting has been done in preparation to start drilling on our gas and well sites. We have located and acquired through an assignment 100 oil and gas well drilling sites known as the Young WT 5574 Lease. Located in the Morrison Oil and Gas field, this is a very well known oil producing area with commercially viable wells surrounding our drilling area. Remington Energy Group acquired the assignment for the 100 well sites in October 2013 for $490,000 plus royalties. Remington Energy Group has 3 years to drill 100 wells (see assignment attached), and must complete at least 50 wells during that period to receive a 2 year extension if necessary.

We have verified that all permits are available and can be processed within 60 days. Our contracts have been signed with our Driller and Operator, D & S Energy Corp (D & S). D & S will receive a 30% royalty fee on the oil and gas produced and they take 100% of the responsibility and liability for all of the well sites and the drilling and operations of each well. D & S Energy will be responsible for any underling royalties owed to any and all oil and gas rights owners, out of their 30% royalty payment.

Once we have received funding through our Offering we can than proceed to the actual process of the well development, which is outlined in the following chart:

D.

Well Development Process

E.

Project Geology Overview

The Young Well Track 5574 Lease, herein referred to as the Young WT 5574 Lease in McKean County, Pennsylvania contains over 1100 acres and consists mostly of rolling hills and moderate sized mountains. Virtually all areas are accessible by modern roads or farm roads. Much of the areas surface is owned by the Federal Government and/or private land owners which allow timbering and oil and gas extractions, with the mineral rights being leased to the Lessee. Infrastructure such as roads, electrical, gas sale lines and drill site availability is already established on or adjacent to the leases. Based upon Pennsylvania State published well reports for this immediate area that several other oil and gas companies are currently drilling and operating on off-setting leases to the Young WT 5574 Lease. These other producers include Shell, Catalyst Energy, SWEPI Energy and Stonehaven Energy. These companies have been working on these off-setting leases and other nearby leases for several years.

The Young WT 5574 Lease holdings can be found on a map at the latitude of approximately 41 deg., 48 min. and a longitude of 78 deg., 52 min. The general area is known as the Kinzua region, named for Kinzua Creek which flows through the area and the Kinzua Dam, which is an impoundment of the Alleghany River, located in the west of the lease. It should be noted that all of the well sites in our lease bank are located within the heart of the Northwest Pennsylvania oil producing region and that all leases have been proven by previous drilling operations on or off-setting our leases. The lease mentioned is surrounded by existing oil and gas fields, most with current production operations. This establishes these areas as developmental drilling properties as opposed to exploratory or wildcatting. These properties have been extensively studied and researched using known drilling reports provided by the State of Pennsylvania Geologic Survey Office and information provided by knowledgeable individuals on this area.

The oil and gas is obtained from the numerous layers of sedimentary sandstone rocks, of Upper Devonian Age, located in the Appalachian Basin. At that time these regions were the eastern shoreline of a shallow sea that extended westward to nearly mid-continent. East of this shoreline were the mountains that we now know as the Alleghany-Appalachian chain. The shoreline became a depositional zone of run-off from these mountains and ebb the flow of the depth changes of the sea though the millenniums. The more shallow water levels contained sand and sediment that through time, heat and pressure became sandstone. The deeper depositions of silt became the shale that is present today. With the changing of the sea levels, sandstone became covered with shale which then again became covered with sandstone. This process occurred numerous times thus creating a layer-cake affect under the earth’s surface in these areas. The shale acts as a cap rock or trap which keeps the oil and gas trapped within the pore spaces of the reservoir sandstone layers.

The Stratigraphic Column of oil and gas bearing sandstone formations in the Young WT 5574 Lease include: The Bradford, Clarendon, BallTown, Tiona, Cooper and Klondike. These are just a few of the hydrocarbon bearing formations that have been reported by previous drilling on or around the Young WT 5574 Lease, and that we expect to encounter.

F.

Young WT5574 Lease

The Young WT 5574 Lease is situated approximately ten miles southwest of the town of Bradford, PA. Up until the 1930’s the Bradford area was the world’s largest oil producing region. This extensive production of oil gave birth to companies such as Quaker State Oil, Pennzoil, Kendall Oil, Wolf’s Head Oil and American Refining. The major industry in this area centers on oil and gas exploration, refining and transportation of fuels and lubricants. The Young WT 5574 Lease are located within the known parameters of the well-established Morrison Oil and Gas Field. Except for the Kinzua Reservoir located on the western boundary, these leases are surrounded by active oil and gas drilling and production operations.

As was previously mentioned, the structure of this immediate area is comprised of many oil and gas bearing formations. Any wells drilled in the Young WT 5574 Lease can expect to encounter many if not all zones. The group of oil and gas bearing sandstone formations that are of interest are known as the Bradford Group Horizon. These sandstone zones are interspersed with shale formations as previously explained in this report. Depths of drilling will vary with the surface elevation where drilling commences. All zones present should be reached within a total depth of 1700-2500 feet from the surface. The zones in descending order are as follows:

Bradford 1st Sand

Clarendon

BallTown

Tiona

Cooper

Klondike

There is also the possibility of other oil and gas bearing formations being found on this lease.

These would be the following:

Sugar Run

Chipmunk

Bradford 2nd

Bradford 3rd

Lewis Run (4th Sand)

These are the hydrocarbon bearing formations that have been reported by previous drilling operations on or near the Young WT 5574 Lease as well as well logs from our geological reports. They will vary as to depth depending upon the elevation at which they are drilled. Any and all of the aforementioned sandstone formations can be be hydrofractured collectively when the criteria of adequate porosities, quality and quantities of formation are present, and the hydrocarbon content is present. Those determinations will be made by electronically logging each well after it is drilled. The results of each log will be evaluated as to the viability of completion of that particular well

Often times the names of these zones get intermingled from area to area. Only the Lewis Run formation is deeper than the Bradford 3rd formation. The other zones, if present, would be discovered during the drilling and logging phase of the well. It is suggested that some wells, strategically placed, are drilled deep enough to check for the presence of the Lewis Run. All of the formations mentioned are known and established oil and gas producers. All zones present on the lease can and will be completed simultaneously when possible. The electric-nuclear logging of the drilled wells will not only show the formations presence but also porosities, oil and gas saturations and formations depth and structure. All of these items are necessary in successfully hydro fracturing these wells.

Until recent years, many of the wells in this region were only drilled to specific depth and a specified targeted formation. These specific formations were then “shot” with explosives to provide a cavity and allow the oil and gas to flow to the well bore. One such well was drilled in 1957 and was “shot” with nitro in both the 1st and the 3rd Bradford formations. Production records of this well are not known but it does show the presence of the Bradford formation on this lease. Past research on this site has shown another well located in this area was hydro fractured in the Bradford 3rd and produced 10 Bbls of oil per day and 150 MCF of gas per day with a bottom hole pressure of 425 psi. This “test well” has verified that the area we are drilling does have and can produce commercially viable amounts of oil and confirms the geological readings. This also helped us determine that the gas lines in the area where inadequate to remove the natural gas being produced from this region. This problem has been solved recently as Shell has upgraded the lines from 1 ½” to 3”. When wells have this much pressure, often the gas “over-runs” the oil in the formation initially but the oil production increases as the gas pressure declines over time.

Preliminary work on this lease has already been accomplished and so far 3 wells have been drilled and logged on this lease. Based upon the logging information, the wells are expected to produce both oil and gas in marketable quantities. The following is a review of the log analysis of the 3 wells; the net feet is the amount of sand in each pay zone, the averages are listed for the porosity level and also the oil and gas saturations located in each pay zone and they are all expressed in a percentage.

Well Log #1

    Average

   Average

     Average

Formation Name

 Net Feet

     Porosity

Oil Saturation

 Gas Saturation

Bradford 1st

     8

       8.7%

      48%

       8%

Clarendon

    10

       8.3%

      40%

      8.5%

Ball Town

    14

       8.3%

      47%

       5%

Cooper

    23

         8%

      49%

       4%

Well Log #2

Bradford 1st

    23

       7.5%

      42%

       3%

Clarendon

    22

        10%

      34%

      22%

Ball Town

    11

        10%

      46%

      10%

Cooper

    32

         8%

      47%

        3%

5th Formation

    22

         9%

      53%

      10%

6th Formation

     6

         8%

      56%

        2%

Well Log #3

Bradford 1st

     8

         8%

      38%

      11%

Clarendon

    12

        10%

      40%

      16%

Ball Town

     6

         8%

      47%

        0%

Cooper

    25

         8%

      47%

      2.7%

5th Formation

     7

         7%

      47%

        1%

6th Formation

     4

         8%

      52%

        8%

G.

Conclusion

After lengthy review of the information available, including hands on experience, it is my opinion that all of the aforementioned leases held under the Young WT 5574 Lease have an excellent chance to be a viable financial investment enterprise. The wells that I have personally witnessed being drilled and completed on these leases exceed the vast majority of the wells I’ve been involved with in Northwestern, Pennsylvania.

Not only are the pay zones there but critical infrastructure such as power, roads and sales lines are readily available. These leases are in the near vicinity of brine treatment plants, which cuts down on operation costs, and are also close to 2 major refineries for oil sales. All leases are also close to gas sale lines for delivery of natural gas to market. As the old timers would say, “this area is a gold mine”.

I recommend that at least the initial well be drilled deep enough to test for the presence of the Lewis Run formation. If found and shown to be a viable pay zone, future wells on that lease can be drilled and completed to that depth. Future wells should also be drilled to test the Klondike formation if present.

All wells should be electrically logged immediately after drilling with an analysis that shows zone porosity, oil and gas saturations. Any structure showing a dominance of brine should be avoided.

Even though the oil and gas industry is considered a high risk venture, much of the risk has been eliminated by previous drilling, completion and production on or off-setting these leases.

Respectfully submitted,

Chief Staff Geologist

Gary L. Neely

H.

Geologist Credentials

Gary Neely is the Chief Geologist.  He is a graduate geologist from Slippery Rock University and Gannon College. He has worked in the oil and gas industry since 1977.  He worked as a geologist and field supervisor on oil and gas field projects in PA, Ohio, W. Virginia, Kansas, Illinois, NY, Kentucky and Oklahoma.  He has been involved with drilling, logging, completion, production, and land management of approximately 2500 wells in the aforementioned states; the majority of which have been in the Appalachian Basin of Western Pa.  He was previously the president of Eagles Enterprises Inc.

I.

Map #1: Plat Map of Young 5574 Well Track

(FIGURE 2)

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

J.

Map #2 : Cutout of NW Pennsylvania Showing McKean County

(FIGURE 3)

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K.

Map #2: Map of Pennsylvania Showing McKean County

PENNSYLVANIA

ERIE
WARREN
McKEAN
POTTER
TIOGA
BRADFORD
SUSQUEHANNA
WAYNE
CRAWFORD
FOREST
ELK
CAMERON
WYOMING
SULLIVAN
LACKAWANNA
PIKE
VENANGO
MERCER
LYCOMING
CLARION
JEFFERSON
CLINTON
LUZERNE
LAWRENCE
COLUMBIA
MONROE
CLEARFIELD
UNION
MONTOUR
BUTLER
CENTRE
CARBON
ARMSTRONG
NORTHUMBERLAND
BEAVER
SNYDER
NORTHAMPTON
INDIANA
MIFFLIN
SCHUYLKILL
LEHIGH
JUNIATA
CAMBRIA
ALLEGHENY
BLAIR
BERKS
DAUPHIN
PERRY
BUCKS
LEBANON
WESTMORELAND
HUNTINGDON
MONTGOMERY
WASHINGTON
CUMBERLAND
LANCASTER
SOMERSET
BEDFORD
CHESTER
FAYETTE
FULTON
PHILADELPHIA
FRANKLIN
YORK
ADAMS
GREENE
DELAWARE

(FIGURE 4)

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L.

BILLMAN GEOGOGIC REPORT

(FIGURE 5)

(FIGURE 6)

(FIGURE 7)

D&S Energy WT 5574 #4 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date: 08/22/13
Analyst: DAB

Well Name & Number: Warrant 5574 #4
Operator: D&S Energy
Logging Company: Penn Gold
Log Date: 07/28/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil In Place (bbl)	Recoverable Oil (bbl)
Warren	2.0	838	2.47	0.9646	100	7.5%	293	22.5%	54.4%	23.1%	9.7%	228,247	194,010	3,873	580.90
	4.0	840	2.55	0.0528	100	5.0%	294	25.7%	41.1%	33.2%	6.7%	362,755	308,342	4,067	610.03
Bradford 1st	2.0	919	2.44	2.2935	100	6.0%	322	44.4%	34.9%	20.7%	10.8%	549,483	467,061	2,769	415.37
	4.0	932	2.33	29.5175	100	3.0%	326	79.8%	5.1%	15.1%	14.8%	2,757,584	2,343,947	1,124	168.61
	5.0	939	2.33	29.5175	100	2.5%	329	83.2%	1.8%	15.1%	14.8%	3,619,438	3,076,523	485	72.82
	2.0	947	2.46	1.3011	100	5.0%	331	50.2%	27.5%	22.2%	10.1%	597,206	507,625	2,033	305.01
Clarendon	1.0	1113	2.53	0.1208	100	8.0%	390	0.0%	70.1%	29.9%	7.5%	0	0	1,924	288.64
	4.0	1120	2.4	6.3978	100	6.0%	392	51.1%	30.7%	18.2%	12.3%	1,752,189	1,489,360	5,538	830.74
	1.0	1131	2.49	0.5115	100	8.5%	396	5.0%	70.0%	25.0%	8.9%	31,297	26,602	2,304	345.63
	2.0	1145	2.42	3.8941	100	5.0%	401	56.6%	24.0%	19.4%	11.5%	933,109	793,143	2,033	305.01
	3.0	1152	2.42	3.8941	100	5.5%	403	52.3%	28.3%	19.4%	11.5%	1,300,332	1,105,282	3,602	540.29
Balltown	2.0	1249	2.56	0.0335	100	8.0%	437	0.0%	64.8%	35.2%	6.4%	0	0	3,034	455.12
	3.0	1263	2.39	8.1101	100	5.5%	442	56.5%	25.8%	17.7%	12.6%	1,687,510	1,434,383	3,602	540.29
	1.0	1270	2.64	0.0806	100	8.5%	445	0.0%	68.5%	31.5%	7.1%	0	0	1,789	268.28
	2.0	1276	2.43	3.0016	100	8.5%	447	23.8%	56.1%	20.0%	11.2%	423,393	359,884	4,608	691.26
	1.0	1286	2.67	0.0207	100	7.0%	450	0.0%	62.7%	37.3%	6.0%	0	0	1,381	207.20
Tiona	3.0	1327	2.53	0.1208	100	8.0%	464	0.0%	70.1%	29.9%	7.5%	0	0	5,773	865.92

Totals (MCF for gas & bbl for oil): 13,652 11,604 42,001 6,300

Assumptions:
Recoverability Natural Gas: 85.0%
Recoverability Oil: 15.0%
Drainage Area Natural Gas: 5
Drainage Area Oil: 5

Page 1 of 1

(FIGURE 8)

D&S Energy WT 5574 #1 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13	Well Name & Number:	Warrant 5574 #1
Analyst:	DAB	Operator:	D&S Eenrgy
		Logging Company:	Penn Gold
		Log Date:	08/05/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	2.0	781	2.63	0.1208	100	6.0%	273	33.0%	37.0%	29.9%	7.5%	240,612	204,520	2,033	203.34
	2.0	791	2.64	0.0806	100	7.0%	277	1.4%	67.1%	31.5%	7.1%	9,698	8,243	3,505	350.48
Bradford 1st	3.0	858	2.37	12.7727	100	7.0%	300	47.6%	35.6%	16.7%	13.4%	1,023,924	870,335	5,257	525.72
	4.0	870	2.39	8.1101	100	3.0%	305	76.3%	6.0%	17.7%	12.6%	2,093,083	1,779,121	1,124	112.40
	4.0	874	2.49	0.5115	100	5.0%	306	44.1%	30.9%	25.0%	8.9%	860,707	731,601	4,067	406.68
	3.0	878	2.47	0.9646	100	4.0%	307	58.7%	18.2%	23.1%	9.7%	934,311	794,164	1,947	194.66
Clarendon	2.0	1058	2.53	0.1208	100	7.5%	370	0.0%	70.1%	29.9%	7.5%	0	0	3,849	384.85
	2.0	1070	2.52	0.1777	100	8.0%	375	0.0%	71.5%	28.5%	7.8%	0	0	4,120	412.00
	3.0	1083	2.43	3.0016	100	5.0%	379	55.2%	24.8%	20.0%	11.2%	1,249,020	1,061,667	3,050	305.01
Balltown	2.0	1173	2.56	0.0335	100	8.5%	411	0.0%	64.8%	35.2%	6.4%	0	0	3,034	303.41
	2.0	1198	2.51	0.2568	100	8.0%	419	2.5%	70.2%	27.3%	9.2%	30,696	26,092	4,241	424.05
	2.0	1214	2.5	0.3651	100	9.0%	425	0.0%	73.9%	26.1%	8.6%	0	0	4,663	466.30
	2.0	1224	2.46	1.3011	100	10.5%	428	0.0%	77.8%	22.2%	10.1%	0	0	5,749	574.89
	2.0	1226	2.44	2.2935	100	9.5%	429	11.9%	67.3%	20.7%	10.8%	197,217	167,635	5,344	534.41
	2.0	1230	2.56	0.0335	100	10.5%	431	0.0%	64.8%	35.2%	6.4%	0	0	3,034	303.41
Tiona	2.0	1266	2.54	0.0806	100	9.0%	443	0.0%	68.5%	31.5%	7.1%	0	0	3,577	357.71

Totals (MCF for gas & bbl for oil): 6,389 | 5,431 | 53,055 | 5,306

Assumptions:	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	10.0%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 9)

D&S Energy WT 5574 #2 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date: 08/22/13
Analyst: DAB

Well Name & Number: Warrant 5574 #2
Operator: D&S Eenrgy
Logging Company: Penn Gold
Log Date: 07/30/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	792	2.52	0.1777	100	5.5%	277	29.8%	41.7%	28.5%	7.8%	346,569	294,583	3,602	360.19
	3.0	796	2.49	0.5115	100	3.5%	279	60.9%	14.1%	25.0%	8.9%	811,565	689,831	1,395	139.48
Bradford 1st	2.0	876	2.45	1.7362	100	7.5%	307	28.0%	50.5%	21.5%	10.4%	319,327	271,428	3,873	387.27
	4.0	891	2.43	3.0016	100	3.0%	312	73.1%	6.8%	20.0%	11.2%	1,815,160	1,542,886	1,124	112.40
	2.0	897	2.51	0.2568	100	4.5%	314	45.2%	27.6%	27.3%	8.2%	415,019	352,766	1,666	166.56
Lower Brad 1st	2.0	974	2.5	0.3651	100	7.5%	341	12.5%	61.4%	26.1%	8.6%	130,649	111,052	3,873	387.27
	2.0	986	2.54	0.0806	100	7.5%	345	0.0%	68.5%	31.5%	7.1%	0	0	3,577	357.71
	1.0	991	2.53	0.1208	100	8.0%	347	0.0%	70.1%	29.9%	7.5%	0	0	1,924	192.43
Clarendon	2.0	1066	2.51	0.2568	100	6.0%	373	26.9%	45.9%	27.3%	8.2%	293,541	249,510	2,769	276.91
	1.0	1081	2.54	0.0806	100	8.0%	378	0.0%	68.5%	31.5%	7.1%	0	0	1,789	178.85
	3.0	1099	2.5	0.3651	100	5.0%	385	41.7%	32.2%	26.1%	8.6%	735,753	625,390	3,050	305.01
Balltown	2.0	1198	2.47	0.9646	100	7.0%	419	27.7%	49.2%	23.1%	9.7%	401,099	340,935	3,505	350.48
	3.0	1213	2.42	3.8941	100	5.5%	425	52.3%	28.3%	19.4%	11.5%	1,369,186	1,163,808	3,602	360.19
	2.0	1216	2.53	0.1208	100	7.0%	426	6.3%	63.8%	29.9%	7.5%	70,939	60,298	3,505	350.48
	1.0	1227	2.55	0.0526	100	7.5%	429	0.0%	66.8%	33.2%	6.7%	0	0	1,653	165.28
	1.0	1257	2.55	0.0526	100	8.0%	440	0.0%	66.8%	33.2%	6.7%	0	0	1,653	165.28
	3.0	1269	2.5	0.3651	100	5.5%	444	35.9%	38.1%	26.1%	8.6%	730,717	621,110	3,602	360.19
Tiona	2.0	1280	2.5	0.3651	100	6.0%	448	30.0%	43.9%	26.1%	8.6%	411,449	349,732	2,769	276.91

Totals (MCF for gas & bbl for oil): 6,693 5,689 43,932 4,393

Assumptions:

Recoverability Natural Gas:	85.0%
Recoverability Oil:	10.0%
Drainage Area Natural Gas:	5
Drainage Area Oil:	5

Page 1 of 1

(FIGURE 10)

D&S Energy WT 5574 #3 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date: 08/22/13
Analyst: DAB

Well Name & Number: Warrant 5574 #3
Operator: D&S Eenrgy
Logging Company: Penn Gold
Log Date: 08/05/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas in Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	822	2.47	0.9646	100	7.5%	288	22.5%	54.4%	23.1%	9.7%	335,834	285,459	5,809	580.90
	3.0	825	2.53	0.1208	100	5.0%	289	33.0%	37.0%	29.9%	7.5%	381,252	324,064	3,050	305.01
Bradford 1st	1.5	902	2.53	0.1208	100	8.0%	316	0.0%	70.1%	29.9%	7.5%	0	0	2,886	288.64
	4.0	916	2.43	3.0016	100	3.5%	321	68.6%	11.3%	20.0%	11.2%	1,751,708	1,488,952	1,860	185.97
	4.0	920	2.45	1.7362	100	4.5%	322	56.8%	21.7%	21.5%	10.4%	1,360,025	1,156,021	3,331	333.11
	1.0	931	2.53	0.1208	100	7.0%	326	6.3%	63.8%	29.9%	7.5%	27,156	23,083	1,752	175.24
	3.0	933	2.45	1.7362	100	5.5%	327	47.2%	31.3%	21.5%	10.4%	859,674	730,723	3,602	360.19
Clarendon	2.0	1097	2.48	0.7069	100	7.0%	384	24.8%	51.2%	24.0%	9.3%	316,736	269,226	3,505	350.48
	3.0	1113	2.5	0.3651	100	7.0%	390	18.4%	55.6%	26.1%	8.6%	328,178	278,952	5,257	525.72
	1.0	1134	2.54	0.0806	100	8.0%	397	0.0%	68.5%	31.5%	7.1%	0	0	1,789	178.85
	3.0	1138	2.39	8.1101	100	4.5%	398	64.4%	17.9%	17.7%	12.6%	1,733,652	1,473,604	2,498	249.84
	1.0	1145	2.52	0.1777	100	7.5%	401	4.3%	67.2%	28.5%	7.8%	24,034	20,429	1,936	193.63
Balltown	2.0	1237	2.52	0.1777	100	7.0%	433	10.7%	60.8%	28.5%	7.8%	129,163	109,789	3,505	350.48
	3.0	1241	2.47	0.9646	100	7.0%	434	27.7%	49.2%	23.1%	9.7%	623,244	529,758	5,257	525.72
	2.0	1247	2.48	0.7069	100	7.0%	436	24.8%	51.2%	24.0%	9.3%	360,045	306,039	3,505	350.48
Tiona	2.0	1288	2.56	0.0335	100	9.0%	451	0.0%	64.8%	35.2%	6.4%	0	0	3,034	303.41
	2.0	1311	2.57	0.0207	100	7.5%	459	0.0%	62.7%	37.3%	6.0%	0	0	2,763	276.26

Totals (MCF for gas & bbl for oil): 7,514 6,387 46,481 4,648

Assumptions:
Recoverability Natural Gas: 85.0%
Recoverability Oil: 10.0%
Drainage Area Natural Gas: 5
Drainage Area Oil: 5

Page 1 of 1

(FIGURE 11)

D&S Energy WT 5574 #4 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13		Well Name & Number:	Warrant 5574 #4
Analyst:	DAB		Operator:	D&S Energy
			Logging Company:	Penn Gold
			Log Date:	07/26/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	2.0	838	2.47	0.9646	100	7.5%	293	22.5%	54.4%	23.1%	9.7%	228,247	194,010	3,873	387.27
	4.0	840	2.55	0.0526	100	5.0%	294	25.7%	41.1%	33.2%	6.7%	362,755	308,342	4,067	406.68
Bradford 1st	2.0	919	2.44	2.2935	100	6.0%	322	44.4%	34.9%	20.7%	10.8%	549,483	467,061	2,769	278.91
	4.0	932	2.33	29.5175	100	3.0%	326	79.8%	5.1%	15.1%	14.8%	2,757,584	2,343,947	1,124	112.40
	5.0	939	2.33	29.5175	100	2.5%	329	83.2%	1.8%	15.1%	14.8%	3,619,438	3,076,523	485	48.54
	2.0	947	2.46	1.3011	100	5.0%	331	50.2%	27.5%	22.2%	10.1%	597,206	507,625	2,033	203.34
Clarendon	1.0	1113	2.53	0.1208	100	8.0%	390	0.0%	70.1%	29.9%	7.5%	0	0	1,924	192.43
	4.0	1120	2.4	6.3978	100	6.0%	392	51.1%	30.7%	18.2%	12.3%	1,752,189	1,489,360	5,538	553.82
	1.0	1131	2.49	0.5115	100	8.5%	396	5.0%	70.0%	25.0%	8.9%	31,297	26,602	2,304	230.42
	2.0	1145	2.42	3.8941	100	6.0%	401	56.6%	24.0%	19.4%	11.5%	933,109	793,143	2,033	203.34
	3.0	1152	2.42	3.8941	100	5.5%	403	52.3%	28.3%	19.4%	11.5%	1,300,332	1,105,282	3,602	360.19
Balltown	2.0	1249	2.56	0.0335	100	8.0%	437	0.0%	64.8%	35.2%	6.4%	0	0	3,034	303.41
	3.0	1263	2.39	8.1101	100	5.5%	442	56.5%	25.8%	17.7%	12.6%	1,687,510	1,434,383	3,602	360.19
	1.0	1270	2.54	0.0806	100	8.5%	445	0.0%	68.5%	31.5%	7.1%	0	0	1,789	178.85
	2.0	1276	2.43	3.0016	100	8.5%	447	23.8%	56.1%	20.0%	11.2%	423,393	359,884	4,608	460.84
	1.0	1286	2.57	0.0207	100	7.0%	450	0.0%	62.7%	37.3%	6.0%	0	0	1,381	138.13
Tiona	3.0	1327	2.53	0.1208	100	8.0%	464	0.0%	70.1%	29.9%	7.5%	0	0	5,773	577.28
											Totals (MCF for gas & bbl for oil):	13,652	11,604	42,001	4,200

Assumptions:	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	10.0%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 12)

(FIGURE 13)

D&S Energy WT 5574 #1 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13	Well Name & Number:	Warrant 5574 #1
Analyst:	DAB	Operator:	D&S Eenrgy
		Logging Company:	Penn Gold
		Log Date:	08/05/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	2.0	781	2.53	0.1208	100	5.0%	273	33.0%	37.0%	29.9%	7.5%	240,612	204,520	2,033	254.18
	2.0	791	2.54	0.0806	100	7.0%	277	1.4%	67.1%	31.5%	7.1%	9,698	8,243	3,505	438.10
Bradford 1st	3.0	868	2.37	12.7727	100	7.0%	300	47.6%	35.6%	16.7%	13.4%	1,023,924	870,335	5,257	657.15
	4.0	870	2.39	8.1101	100	3.0%	305	76.3%	6.0%	17.7%	12.6%	2,093,083	1,779,121	1,124	140.51
	4.0	874	2.49	0.5115	100	5.0%	306	44.1%	30.9%	25.0%	8.9%	860,707	731,601	4,067	508.36
	3.0	878	2.47	0.9646	100	4.0%	307	58.7%	18.2%	23.1%	9.7%	934,311	794,164	1,947	243.32
Clarendon	2.0	1068	2.53	0.1208	100	7.5%	370	0.0%	70.1%	29.9%	7.5%	0	0	3,849	481.07
	2.0	1070	2.52	0.1777	100	8.0%	375	0.0%	71.5%	28.5%	7.8%	0	0	4,120	515.00
	3.0	1083	2.43	3.0016	100	5.0%	379	55.2%	24.8%	20.0%	11.2%	1,249,020	1,061,667	3,050	381.27
Balltown	2.0	1173	2.56	0.0335	100	8.5%	411	0.0%	64.8%	35.2%	6.4%	0	0	3,034	379.26
	2.0	1198	2.51	0.2568	100	8.0%	419	2.5%	70.2%	27.3%	8.2%	30,696	26,092	4,241	530.07
	2.0	1214	2.5	0.3651	100	9.0%	425	0.0%	73.9%	26.1%	8.6%	0	0	4,663	582.87
	2.0	1224	2.46	1.3011	100	10.5%	428	0.0%	77.8%	22.2%	10.1%	0	0	5,749	718.61
	2.0	1226	2.44	2.2935	100	9.5%	429	11.9%	67.3%	20.7%	10.8%	197,217	167,635	5,344	668.01
	2.0	1230	2.56	0.0335	100	10.5%	431	0.0%	64.8%	35.2%	6.4%	0	0	3,034	379.26
Tiona	2.0	1266	2.54	0.0806	100	9.0%	443	0.0%	68.5%	31.5%	7.1%	0	0	3,577	447.13
Totals (MCF for gas & bbl for oil):												6,389	5,431	53,055	6,632

Assumptions:		
	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	12.5%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 14)

D&S Energy WT 5574 #2 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date: 08/22/13
Analyst: DAB

Well Name & Number: Warrant 5574 #2
Operator: D&S Enenrgy
Logging Company: Penn Gold
Log Date: 07/30/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil In Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	792	2.52	0.1777	100	5.5%	277	29.8%	41.7%	28.5%	7.8%	346,569	294,583	3,602	450.24
	3.0	796	2.49	0.5115	100	3.5%	279	60.9%	14.1%	25.0%	8.9%	811,565	689,831	1,395	174.35
Bradford 1st	2.0	876	2.45	1.7362	100	7.5%	307	28.0%	50.5%	21.5%	10.4%	319,327	271,428	3,873	484.08
	4.0	891	2.43	3.0016	100	3.0%	312	73.1%	6.8%	20.0%	11.2%	1,815,160	1,542,886	1,124	140.51
	2.0	897	2.51	0.2568	100	4.5%	314	45.2%	27.6%	27.3%	8.2%	415,019	352,766	1,666	208.20
Lower Brad 1st	2.0	974	2.5	0.3651	100	7.5%	341	12.5%	61.4%	26.1%	8.6%	130,649	111,052	3,873	484.08
	2.0	986	2.54	0.0806	100	7.5%	345	0.0%	68.5%	31.5%	7.1%	0	0	3,577	447.13
	1.0	991	2.53	0.1208	100	8.0%	347	0.0%	70.1%	29.9%	7.5%	0	0	1,924	240.53
Clarendon	2.0	1066	2.51	0.2568	100	6.0%	373	26.9%	45.9%	27.3%	8.2%	293,541	249,510	2,769	346.14
	1.0	1081	2.54	0.0806	100	8.0%	378	0.0%	68.5%	31.5%	7.1%	0	0	1,789	223.57
	3.0	1099	2.5	0.3651	100	5.0%	385	41.7%	32.2%	26.1%	8.6%	735,753	625,390	3,050	381.27
Balltown	2.0	1198	2.47	0.9846	100	7.0%	419	27.7%	49.2%	23.1%	9.7%	401,099	340,935	3,505	438.10
	3.0	1213	2.42	3.8941	100	5.5%	425	52.3%	28.3%	19.4%	11.5%	1,369,186	1,163,808	3,602	450.24
	2.0	1216	2.53	0.1208	100	7.0%	426	6.3%	63.8%	29.9%	7.5%	70,939	60,298	3,505	438.10
	1.0	1227	2.55	0.0526	100	7.5%	429	0.0%	66.8%	33.2%	6.7%	0	0	1,653	206.60
	1.0	1257	2.55	0.0526	100	8.0%	440	0.0%	66.8%	33.2%	6.7%	0	0	1,653	206.60
	3.0	1269	2.5	0.3651	100	5.5%	444	35.9%	38.1%	26.1%	8.6%	730,717	621,110	3,602	450.24
Tiona	2.0	1280	2.5	0.3651	100	6.0%	448	30.0%	43.9%	26.1%	8.6%	411,449	349,732	2,769	346.14
Totals (MCF for gas & bbl for oil):												6,693	5,689	43,932	5,492

Assumptions:

Recoverability Natural Gas:	85.0%
Recoverability Oil:	12.5%
Drainage Area Natural Gas:	5
Drainage Area Oil:	5

Page 1 of 1

(FIGURE 15)

D&S Energy WT 5574 #3 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13		Well Name & Number:	Warrant 5574 #3	
Analyst:	DAB		Operator:	D&S Eenrgy	
			Logging Company:	Penn Gold	
			Log Date:	08/05/13	

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	822	2.47	0.9646	100	7.5%	288	22.5%	54.4%	23.1%	9.7%	335,834	285,459	5,809	726.13
	3.0	825	2.53	0.1208	100	5.0%	289	33.0%	37.0%	29.9%	7.5%	381,252	324,064	3,050	381.27
Bradford 1st	1.5	902	2.53	0.1208	100	8.0%	316	0.0%	70.1%	29.9%	7.5%	0	0	2,886	360.80
	4.0	916	2.43	3.0016	100	3.5%	321	68.6%	11.3%	20.0%	11.2%	1,751,708	1,488,952	1,860	232.47
	4.0	920	2.45	1.7362	100	4.5%	322	56.8%	21.7%	21.5%	10.4%	1,360,025	1,156,021	3,331	416.39
	1.0	931	2.53	0.1208	100	7.0%	326	6.3%	63.8%	29.9%	7.5%	27,156	23,083	1,752	219.05
	3.0	933	2.45	1.7362	100	5.5%	327	47.2%	31.3%	21.5%	10.4%	859,674	730,723	3,602	450.24
Clarendon	2.0	1097	2.48	0.7089	100	7.0%	384	24.8%	51.2%	24.0%	9.3%	316,736	269,226	3,505	438.10
	3.0	1113	2.5	0.3651	100	7.0%	390	18.4%	55.6%	26.1%	8.6%	328,178	278,952	5,257	657.15
	1.0	1134	2.54	0.0806	100	8.0%	397	0.0%	68.5%	31.5%	7.1%	0	0	1,789	223.57
	3.0	1138	2.39	8.1101	100	4.5%	398	64.4%	17.9%	17.7%	12.6%	1,733,652	1,473,604	2,498	312.30
	1.0	1145	2.52	0.1777	100	7.5%	401	4.3%	67.2%	28.5%	7.8%	24,034	20,429	1,936	242.04
Balltown	2.0	1237	2.52	0.1777	100	7.0%	433	10.7%	60.8%	28.5%	7.8%	129,163	109,789	3,505	438.10
	3.0	1241	2.47	0.9646	100	7.0%	434	27.7%	49.2%	23.1%	9.7%	623,244	529,758	5,257	657.15
	2.0	1247	2.48	0.7089	100	7.0%	436	24.8%	51.2%	24.0%	9.3%	360,045	306,039	3,505	438.10
Tiona	2.0	1288	2.56	0.0335	100	9.0%	451	0.0%	64.8%	35.2%	6.4%	0	0	3,034	379.26
	2.0	1311	2.57	0.0207	100	7.6%	459	0.0%	62.7%	37.3%	6.0%	0	0	2,763	345.33
Totals (MCF for gas & bbl for oil):												7,514	6,387	46,481	5,810

Assumptions:

Assumptions:	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	12.5%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 16)

D&S Energy WT 5574 #4 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date: 08/22/13
Analyst: DAB

Well Name & Number: Warrant 5574 #4
Operator: D&S Eenrgy
Logging Company: Penn Gold
Log Date: 07/26/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil In Place (bbl)	Recoverable Oil (bbl)
Warren	2.0	838	2.47	0.9646	100	7.5%	293	22.5%	54.4%	23.1%	9.7%	228,247	194,010	3,873	484.08
	4.0	840	2.55	0.0526	100	5.0%	294	25.7%	41.1%	33.2%	6.7%	382,755	308,342	4,067	508.36
Bradford 1st	2.0	919	2.44	2.2935	100	6.0%	322	44.4%	34.9%	20.7%	10.8%	549,483	467,061	2,769	346.14
	4.0	932	2.33	29.5175	100	3.0%	326	79.8%	5.1%	15.1%	14.8%	2,757,584	2,343,947	1,124	140.51
	5.0	939	2.33	29.5175	100	2.5%	329	83.2%	1.8%	15.1%	14.8%	3,619,438	3,076,523	485	60.68
	2.0	947	2.46	1.3011	100	5.0%	331	50.2%	27.5%	22.2%	10.1%	597,206	507,625	2,033	254.18
Clarendon	1.0	1113	2.53	0.1208	100	8.0%	390	0.0%	70.1%	29.9%	7.5%	0	0	1,924	240.53
	4.0	1120	2.4	6.3078	100	6.0%	392	51.1%	30.7%	18.2%	12.3%	1,752,189	1,489,360	5,538	692.28
	1.0	1131	2.49	0.5115	100	8.5%	396	5.0%	70.0%	25.0%	8.9%	31,297	26,602	2,304	288.02
	2.0	1146	2.42	3.8941	100	5.0%	401	56.6%	24.0%	19.4%	11.5%	933,109	793,143	2,033	254.18
	3.0	1152	2.42	3.8941	100	5.5%	403	52.3%	28.3%	19.4%	11.5%	1,300,332	1,105,282	3,602	450.24
Balltown	2.0	1249	2.56	0.0335	100	8.0%	437	0.0%	64.8%	35.2%	6.4%	0	0	3,034	379.26
	3.0	1263	2.39	8.1101	100	5.5%	442	56.5%	25.8%	17.7%	12.6%	1,687,510	1,434,383	3,602	450.24
	1.0	1270	2.54	0.0806	100	8.5%	445	0.0%	68.5%	31.5%	7.1%	0	0	1,789	223.57
	2.0	1276	2.43	3.0016	100	8.5%	447	23.8%	56.1%	20.0%	11.2%	423,393	359,884	4,608	576.05
	1.0	1286	2.57	0.0207	100	7.0%	450	0.0%	62.7%	37.3%	6.0%	0	0	1,381	172.66
Tiona	3.0	1327	2.53	0.1208	100	8.0%	464	0.0%	70.1%	29.9%	7.5%	0	0	5,773	721.60

Totals (MCF for gas & bbl for oil): 13,652 11,604 42,001 5,250

Assumptions:
Recoverability Natural Gas: 85.0%
Recoverability Oil: 12.5%
Drainage Area Natural Gas: 5
Drainage Area Oil: 5

Page 1 of 1

(FIGURE 17)

D&S Energy WT 5574 #10 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13	Well Name & Number:	Warrant 5574 #10
Analyst:	DAB	Operator:	D&S Eenrgy
		Logging Company:	Penn Gold
		Log Date:	06/27/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	805	2.48	0.7069	100	7.5%	282	19.5%	56.5%	24.0%	9.3%	273,249	232,262	5,809	726.13
	3.0	808	2.49	0.5115	100	7.5%	283	16.1%	58.9%	25.0%	8.9%	218,421	185,658	5,809	726.13
Bradford 1st	2.0	887	2.54	0.0806	100	8.0%	310	0.0%	68.5%	31.5%	7.1%	0	0	3,577	447.13
	3.0	901	2.5	0.3651	100	6.5%	315	24.2%	49.7%	26.1%	8.6%	350,050	297,543	4,705	588.18
	3.0	907	2.5	0.3651	100	8.0%	317	6.7%	67.2%	26.1%	8.6%	97,549	82,917	6,361	795.10
Clarendon	1.0	1087	2.53	0.1208	100	10.0%	380	0.0%	70.1%	29.9%	7.5%	0	0	1,924	240.53
	3.0	1112	2.43	3.0016	100	7.5%	389	32.8%	47.2%	20.0%	11.2%	761,750	647,487	5,809	726.13
	1.0	1119	2.52	0.1777	100	10.5%	392	0.0%	71.5%	28.5%	7.8%	0	0	2,060	257.50
Balltown	1.0	1215	2.52	0.1777	100	9.0%	425	0.0%	71.5%	28.5%	7.8%	0	0	2,060	257.50
	2.0	1237	2.49	0.5115	100	9.0%	433	0.0%	75.0%	25.0%	8.9%	0	0	4,934	616.80
	2.0	1249	2.52	0.1777	100	10.5%	437	0.0%	71.5%	28.5%	7.8%	0	0	4,120	515.00
	1.0	1258	2.5	0.3651	100	10.5%	440	0.0%	73.9%	26.1%	8.6%	0	0	2,331	291.43
	3.0	1265	2.48	0.7069	100	9.0%	443	3.4%	72.6%	24.0%	9.3%	73,975	62,878	7,464	933.04
	2.0	1279	2.49	0.5115	100	8.5%	448	5.0%	70.0%	25.0%	8.9%	70,784	60,166	4,608	576.05
Tiona	1.0	1299	2.57	0.0207	100	10.5%	455	0.0%	62.7%	37.3%	6.0%	0	0	1,381	172.66

Totals (MCF for gas & bbl for oil):	1,354	1,151	51,337	6,417

Assumptions:	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	12.5%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 18)

D&S Energy WT 5574 #1 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13	Well Name & Number:	Warrant 5574 #1
Analyst:	DAB	Operator:	D&S Eenrgy
		Logging Company:	Penn Gold
		Log Date:	08/05/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil In Place (bbl)	Recoverable Oil (bbl)
Warren	2.0	781	2.53	0.1208	100	5.0%	273	33.0%	37.0%	29.9%	7.5%	240,612	204,520	2,033	305.01
	2.0	791	2.54	0.0806	100	7.0%	277	1.4%	67.1%	31.5%	7.1%	9,698	8,243	3,505	525.72
Bradford 1st	3.0	868	2.37	12.7727	100	7.0%	300	47.6%	35.6%	16.7%	13.4%	1,023,924	870,335	5,257	788.59
	4.0	870	2.39	8.1101	100	3.0%	305	76.3%	6.0%	17.7%	12.6%	2,093,083	1,779,121	1,124	168.61
	4.0	874	2.49	0.5115	100	5.0%	306	44.1%	30.9%	25.0%	8.9%	860,707	731,601	4,067	610.03
	3.0	878	2.47	0.9646	100	4.0%	307	58.7%	18.2%	23.1%	9.7%	934,311	794,164	1,947	291.99
Clarendon	2.0	1058	2.53	0.1208	100	7.5%	370	0.0%	70.1%	29.9%	7.5%	0	0	3,849	577.28
	2.0	1070	2.52	0.1777	100	8.0%	375	0.0%	71.5%	28.5%	7.8%	0	0	4,120	618.00
	3.0	1083	2.43	3.0016	100	5.0%	379	55.2%	24.8%	20.0%	11.2%	1,249,020	1,061,667	3,050	457.52
Balltown	2.0	1173	2.56	0.0335	100	8.5%	411	0.0%	64.8%	35.2%	6.4%	0	0	3,034	455.12
	2.0	1198	2.51	0.2568	100	8.0%	419	2.5%	70.2%	27.3%	8.2%	30,696	26,092	4,241	636.08
	2.0	1214	2.5	0.3651	100	9.0%	425	0.0%	73.9%	26.1%	8.6%	0	0	4,663	699.44
	2.0	1224	2.46	1.3011	100	10.5%	428	0.0%	77.8%	22.2%	10.1%	0	0	5,749	862.33
	2.0	1226	2.44	2.2935	100	9.5%	429	11.9%	67.3%	20.7%	10.8%	197,217	167,635	5,344	801.61
	2.0	1230	2.56	0.0335	100	10.5%	431	0.0%	64.8%	35.2%	6.4%	0	0	3,034	455.12
Tiona	2.0	1266	2.54	0.0806	100	9.0%	443	0.0%	68.5%	31.5%	7.1%	0	0	3,577	536.56
Totals (MCF for gas & bbl for oil):												6,389	5,431	53,055	7,958

Assumptions:		
	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	15.0%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 19)

D&S Energy WT 5574 #2 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13		Well Name & Number:	Warrant 5574 #2
Analyst:	DAB		Operator:	D&S Energy
			Logging Company:	Penn Gold
			Log Date:	07/30/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil In Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	792	2.52	0.1777	100	5.5%	277	29.8%	41.7%	28.5%	7.8%	346,569	294,583	3,602	540.29
	3.0	796	2.49	0.5115	100	3.5%	279	60.9%	14.1%	25.0%	8.9%	811,565	689,831	1,395	209.22
Bradford 1st	2.0	876	2.45	1.7362	100	7.5%	307	28.0%	50.5%	21.5%	10.4%	319,327	271,428	3,873	580.90
	4.0	891	2.43	3.0016	100	3.0%	312	73.1%	6.8%	20.0%	11.2%	1,815,160	1,542,886	1,124	168.61
	2.0	897	2.51	0.2568	100	4.5%	314	45.2%	27.6%	27.3%	8.2%	415,019	352,766	1,666	249.84
Lower Brad 1st	2.0	974	2.5	0.3651	100	7.5%	341	12.5%	61.4%	26.1%	8.6%	130,649	111,052	3,873	580.90
	2.0	986	2.54	0.0806	100	7.5%	345	0.0%	68.5%	31.5%	7.1%	0	0	3,577	536.56
	1.0	991	2.53	0.1208	100	8.0%	347	0.0%	70.1%	29.9%	7.5%	0	0	1,924	288.64
Clarendon	2.0	1066	2.51	0.2568	100	6.0%	373	26.9%	45.9%	27.3%	8.2%	293,541	249,510	2,769	415.37
	1.0	1081	2.54	0.0806	100	8.0%	378	0.0%	68.5%	31.5%	7.1%	0	0	1,789	268.28
	3.0	1099	2.5	0.3651	100	5.0%	385	41.7%	32.2%	26.1%	8.6%	735,753	625,390	3,050	457.52
Balltown	2.0	1198	2.47	0.9646	100	7.0%	419	27.7%	49.2%	23.1%	9.7%	401,099	340,935	3,505	525.72
	3.0	1213	2.42	3.8941	100	5.5%	425	52.3%	28.3%	19.4%	11.5%	1,369,186	1,163,808	3,602	540.29
	2.0	1216	2.53	0.1208	100	7.0%	426	6.3%	63.8%	29.9%	7.5%	70,939	60,298	3,505	525.72
	1.0	1227	2.55	0.0526	100	7.5%	429	0.0%	66.8%	33.2%	6.7%	0	0	1,653	247.92
	1.0	1267	2.55	0.0526	100	8.0%	440	0.0%	66.8%	33.2%	6.7%	0	0	1,653	247.92
	3.0	1269	2.5	0.3651	100	5.5%	444	35.9%	38.1%	26.1%	8.6%	730,717	621,110	3,602	540.29
Tiona	2.0	1280	2.5	0.3651	100	6.0%	448	30.0%	43.9%	26.1%	8.6%	411,449	349,732	2,769	415.37

Totals (MCF for gas & bbl for oil): 6,693 | 5,689 | 43,932 | 6,590

Assumptions:	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	15.0%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 20)

D&S Energy WT 5574 #3 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13		Well Name & Number:	Warrant 5574 #3
Analyst:	DAB		Operator:	D&S Energy
			Logging Company:	Penn Gold
			Log Date:	08/05/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas in Place (CFG)	Barrels of Oil in Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	822	2.47	0.9646	100	7.5%	288	22.5%	54.4%	23.1%	9.7%	335,834	285,459	5,809	871.35
	3.0	825	2.53	0.1208	100	5.0%	289	33.0%	37.0%	29.9%	7.5%	381,252	324,064	3,050	457.52
Bradford 1st	1.5	902	2.53	0.1208	100	8.0%	316	0.0%	70.1%	29.9%	7.5%	0	0	2,886	432.96
	4.0	916	2.43	3.0016	100	3.5%	321	68.6%	11.3%	20.0%	11.2%	1,751,708	1,488,952	1,860	278.96
	4.0	920	2.45	1.7362	100	4.5%	322	56.8%	21.7%	21.5%	10.4%	1,360,025	1,156,021	3,331	499.67
	1.0	931	2.53	0.1208	100	7.0%	326	6.3%	63.8%	29.9%	7.5%	27,156	23,083	1,752	262.86
	3.0	933	2.45	1.7362	100	5.5%	327	47.2%	31.3%	21.5%	10.4%	859,674	730,723	3,602	540.29
Clarendon	2.0	1097	2.48	0.7069	100	7.0%	384	24.8%	51.2%	24.0%	9.3%	316,736	269,226	3,505	525.72
	3.0	1113	2.5	0.3651	100	7.0%	390	18.4%	55.6%	26.1%	8.6%	328,178	278,952	5,257	788.59
	1.0	1134	2.54	0.0806	100	8.0%	397	0.0%	68.5%	31.5%	7.1%	0	0	1,789	268.28
	3.0	1138	2.39	8.1101	100	4.5%	398	64.4%	17.9%	17.7%	12.6%	1,733,652	1,473,604	2,498	374.75
	1.0	1145	2.62	0.1777	100	7.5%	401	4.3%	67.2%	28.5%	7.8%	24,034	20,429	1,936	290.45
Balltown	2.0	1237	2.52	0.1777	100	7.0%	433	10.7%	60.8%	28.5%	7.8%	129,163	109,789	3,505	525.72
	3.0	1241	2.47	0.9646	100	7.0%	434	27.7%	49.2%	23.1%	9.7%	623,244	529,758	5,257	788.59
	2.0	1247	2.48	0.7069	100	7.0%	436	24.8%	51.2%	24.0%	9.3%	360,045	306,039	3,505	525.72
Tiona	2.0	1288	2.56	0.0335	100	9.0%	451	0.0%	64.8%	35.2%	6.4%	0	0	3,034	455.12
	2.0	1311	2.57	0.0207	100	7.5%	459	0.0%	62.7%	37.3%	6.0%	0	0	2,763	414.39
Totals (MCF for gas & bbl for oil):												7,514	6,387	46,481	6,972

Assumptions:		
	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	15.0%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 21)

D&S Energy WT 5574 #10 log analysis

Reserves Analysis for wells contributing Oil & Natural Gas

Analysis Date:	08/22/13	Well Name & Number:	Warrant 5574 #10
Analyst:	DAB	Operator:	D&S Eenrgy
		Logging Company:	Penn Gold
		Log Date:	08/27/13

Formation	Pay Thickness	Depth	Density	Perm	RT	Neutron	FP	Sgas	Soil	SW	PHIE	Cu ft of Gas In Place (CFG)	Recoverable Gas In Place (CFG)	Barrels of Oil In Place (bbl)	Recoverable Oil (bbl)
Warren	3.0	805	2.48	0.7069	100	7.5%	282	19.5%	56.5%	24.0%	9.3%	273,249	232,262	5,809	871.35
	3.0	808	2.49	0.5115	100	7.5%	283	16.1%	58.9%	25.0%	8.9%	218,421	185,658	5,809	871.35
Bradford 1st	2.0	887	2.54	0.0806	100	8.0%	310	0.0%	68.5%	31.5%	7.1%	0	0	3,577	536.56
	3.0	901	2.5	0.3651	100	6.5%	315	24.2%	49.7%	26.1%	8.6%	350,050	297,543	4,705	705.82
	3.0	907	2.5	0.3651	100	8.0%	317	6.7%	67.2%	26.1%	8.6%	97,549	82,917	6,361	954.12
Clarendon	1.0	1087	2.53	0.1208	100	10.0%	380	0.0%	70.1%	29.9%	7.5%	0	0	1,924	288.64
	3.0	1112	2.43	3.0016	100	7.5%	389	32.8%	47.2%	20.0%	11.2%	761,750	647,487	5,809	871.35
	1.0	1119	2.52	0.1777	100	10.5%	392	0.0%	71.5%	28.5%	7.8%	0	0	2,060	309.00
Balltown	1.0	1215	2.52	0.1777	100	9.0%	425	0.0%	71.5%	28.5%	7.8%	0	0	2,060	309.00
	2.0	1237	2.49	0.5115	100	9.0%	433	0.0%	75.0%	25.0%	8.9%	0	0	4,934	740.17
	2.0	1249	2.52	0.1777	100	10.5%	437	0.0%	71.5%	28.5%	7.8%	0	0	4,120	618.00
	1.0	1258	2.5	0.3651	100	10.5%	440	0.0%	73.9%	26.1%	8.6%	0	0	2,331	349.72
	3.0	1265	2.48	0.7069	100	9.0%	443	3.4%	72.6%	24.0%	9.3%	73,975	62,878	7,464	1,119.65
	2.0	1279	2.49	0.5115	100	8.5%	448	5.0%	70.0%	25.0%	8.9%	70,784	60,166	4,608	691.26
Tiona	1.0	1299	2.57	0.0207	100	10.5%	455	0.0%	62.7%	37.3%	6.0%	0	0	1,381	207.20

Totals (MCF for gas & bbl for oil): 1,354 1,151 51,337 7,700

Assumptions:	Recoverability Natural Gas:	85.0%
	Recoverability Oil:	15.0%
	Drainage Area Natural Gas:	5
	Drainage Area Oil:	5

Page 1 of 1

(FIGURE 22)

M.

CHART ONE: WELL PERMITS 2011 to 2014 YEAR TO DATE CHART

CHART 1
WELLS PERMITS MCKEAN COUNTY
2011 -2014 YEAR - TO - DATE

WELLS PERMITS BY YEAR	COMBINED OIL & GAS	GAS	OIL	GRAND TOTAL
2011	20	21	413	454
2012	23	29	304	356
2013	116	49	318	483
2014 YEAR TO DATE	17	17	163	197

Permits Issued from 1/1/2011 to 12/31/2011		Grand Total	2011		
			Drill & Operate Well Permit	Drill & Operate Well Permit Drill Deeper	Yearly Total
McKean	COMB. OIL&GAS	20	20		20
	GAS	21	20	1	21
	OIL	413	413		413
	Total	454	453	1	454

Permits Issued from 1/1/2012 to 12/31/2012		Grand Total	2012		
			Drill & Operate Well Permit	Drill & Operate Well Permit Drill Deeper	Yearly Total
McKean	COMB. OIL&GAS	23	23		23
	GAS	29	26	3	29
	OIL	304	304		304
	Total	356	353	3	356

Permits Issued from 1/1/2013 to 12/31/2013		Grand Total	2013		
			Drill & Operate Well Permit	Drill & Operate Well Permit Drill Deeper	Yearly Total
McKean	COMB. OIL&GAS	116	116		116
	GAS	49	46	3	49
	OIL	318	315	3	318
	UNDETERMINED	1	1		1
	Total	484	478	6	484

Permits Issued from 1/1.2014 to 9/27/2014		Grand Total	2014		
			Drill & Operate Well Permit	Drill & Operate Well Permit Drill Deeper	Yearly Total
McKean	COMB. OIL&GAS	17	17		17
	GAS	17	13	4	17
	OIL	163	163		163
	Total	197	193	4	197

pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION

SSRS_OG_168 Ver 1.4
http://www.depreportingservices.state.pa.us/ReportServer/Pages/ReportViewer.aspx?/Oil_Gas/Permits_Issued_Count_by_Well_Type_YTD

(FIGURE 23)

N.

CHART TWO: WELLS DRILLED 2011 to 2014 YEAR TO DATE CHART (FIGURE 24)

CHART 2
WELLS DRILLED MCKEAN COUNTY
2011 -2014 YEAR - TO - DATE

WELLS DRILLED BY YEAR	CONVENTIONAL	NON CONVENTIONAL	GRAND TOTAL
2011	350	18	368
2012	257	5	262
2013	195	13	208
2014 YEAR TO DATE	171	5	176

DEP OFFICE OF OIL AND GAS MANAGEMENT
WELLS DRILLED BY COUNTY

9/27/2014 10:56:06 AM

1,165 wells drilled between: 1/1/2011 and 12/31/2011

Region - 8230 - EP DOGO NWDO Dstr Off
Well Status - All

COUNTY	CONVENTIONAL	UNCONVENTIONAL	GRAND TOTAL
Butler	14	35	49
Clarion	57	10	67
Crawford	16	0	16
Elk	47	24	71
Erie	10	0	10
Forest	202	0	202
Jefferson	7	15	22
Lawrence	0	2	2
McKean	350	18	368
Mercer	38	0	38
Venango	68	2	70
Warren	249	1	250
GRAND TOTAL	**1,058**	**107**	**1,165**

DEP OFFICE OF OIL AND GAS MANAGEMENT
WELLS DRILLED BY COUNTY

9/27/2014 10:57:07 AM

1,084 wells drilled between: 1/1/2012 and 12/31/2012

Region - 8230 - EP DOGO NWDO Dstr Off
Well Status - All

COUNTY	CONVENTIONAL	UNCONVENTIONAL	GRAND TOTAL
Butler	2	70	72
Clarion	28	4	32
Crawford	13	3	16
Elk	36	1	37
Erie	9	0	9
Forest	96	12	108
Jefferson	2	9	11
Lawrence	0	18	18
McKean	257	5	262
Mercer	11	5	16
Venango	129	3	132
Warren	370	1	371
GRAND TOTAL	**953**	**131**	**1,084**

DEP OFFICE OF OIL AND GAS MANAGEMENT
WELLS DRILLED BY COUNTY

9/27/2014 11:00:10 AM

1,081 wells drilled between: 1/1/2013 and 12/31/2013

Region - 8230 - EP DOGO NWDO Dstr Off
Well Status - All

COUNTY	CONVENTIONAL	UNCONVENTIONAL	GRAND TOTAL
Butler	3	92	95
Clarion	10	1	11
Crawford	13	0	13
Elk	61	9	70
Erie	4	0	4
Forest	168	4	172
Jefferson	1	3	4
Lawrence	0	13	13
McKean	195	13	208
Mercer	0	21	21
Venango	164	1	165
Warren	304	1	305
GRAND TOTAL	**923**	**158**	**1,081**

DEP OFFICE OF OIL AND GAS MANAGEMENT
WELLS DRILLED BY COUNTY

9/27/2014 11:01:04 AM

754 wells drilled between: 1/1/2014 and 9/27/2014

Region - 8230 - EP DOGO NWDO Dstr Off
Well Status - All

COUNTY	CONVENTIONAL	UNCONVENTIONAL	GRAND TOTAL
Butler	5	100	105
Clarion	3	0	3
Crawford	9	0	9
Elk	27	17	44
Forest	84	0	84
Jefferson	0	12	12
Lawrence	0	23	23
McKean	171	5	176
Mercer	0	10	10
Venango	122	0	122
Warren	166	0	166
GRAND TOTAL	**587**	**167**	**754**

pennsylvania
DEPARTMENT OF ENVIRONMENTAL PROTECTION

SSRS_OGRE_177 Ver 1.4
http://www.depreportingservices.state.pa.us/ReportServer/Pages/ReportViewer.aspx?/Oil_Gas/Wells_Drilled_By_County

O.

GRAPHS ONE & TWO: SURROUNDING WELLS (FIGURE 25)

GRAPH 1
SURROUNDING WELLS IN
HAMILTON TOWNSHIP OF MCKEAN COUNTY

Kinzua Rd
HAMILTON
321
McKean
Twp
PA
WT 5574
REMINGTON DRILLING SITE
ACTIVE WELLS

GRAPH 2
D & S ENERGY/ WT 5574 WELLS IN
HAMILTON TOWNSHIP OF MCKEAN COUNTY

321
McKean
HAMILTON TWP
D & S/WT 5574 WELLS

P.

GRAPH THREE: SURROUNDING WELLS BY COMPANY (FIGURE 26)

GRAPH 3
SURROUNDING WELLS BY COMPANY IN HAMILTON TOWNSHIP OF MCKEAN COUNTY

D & S/WT 5574 WELLS
MSL OIL & GAS WELLS
D & S/WT 5574 WELLS
CATALYST WELLS
D & S/WT 5574 WELLS
HOWARD BROS WELLS
McKean
HAMILTON TWP
D & S/WT 5574 WELLS
DL RESOURCES WELLS
McKean
HAMILTON TWP
D & S/WT 5574 WELLS
SNYDER BROS WELLS
D & S/WT 5574 WELLS
SENECA WELLS
HAMILTON TWP
D & S/WT 5574 WELLS
STONEHAVEN WELLS
D & S/WT 5574 WELLS
SWEPI WELLS

Q.

GRAHP FOUR: SURROUNDING WELL PRODUCTION SPREADSHEET (FIGURE 27)

SPREADSHEET 1
SURROUNDING WELL PRODUCTION

PERMIT	PERMIT DATE	OPERATOR	FARM NAME	SPUD DATE	YEAR REPORTED	BBLS OIL	DAYS	BBLS PER DAY	MCF	DAYS	MCF PER DAY
083-46788	11/12/1996	SNYDER BROS	PIERCE 1	7/28/1997	2007	N/A	N/A		8,355	365	22.89
					2009	327	330	0.99	6,096	330	18.47
					2010	362	360	1.01	5,656	360	15.71
					2011	19	324	0.06	337	324	1.04
					2012	11	366	0.03	349	366	0.95
					2013	9	360	0.03	275	258	1.07
083-47099	2/11/1998	SNYDER BROS	MCKEAN M1 (SEI-6)	3/27/1998	2007	N/A	N/A		4,673	365	12.80
					2009	178	331	0.54	4,593	331	13.88
					2010	180	287	0.63	3,691	287	12.86
					2011	15	218	0.07	249	218	1.14
					2012	16	127	0.13	134	127	1.06
					2013	14	175	0.08	239	175	1.37
083-47679	4/6/2000	CATALYST ENERGY	BRENNAN 4	6/23/2000	2007	1,430	260	5.50	16,433	365	45.02
					2009	94	260	0.36	1,247	365	3.42
					2010	107	260	0.41	2,229	365	6.11
					2011	64	217	0.29	1,568	304	5.16
					2012	23	366	0.06	2,192	366	5.99
083-49041	5/16/2003	CATALYST ENERGY	WARRANT 5575 24	2/16/2004	2007	1,592	365	4.36	116,194	365	318.34
					2010	87	365	0.24	1,096	365	3.00
					2011	52	365	0.14	836	365	2.29
					2012	44	365	0.12	711	365	1.95
083-49823	8/26/2004	CATALYST ENERGY	WARRANT 5575 6	12/16/2004	2007	3,925	365	10.75	18,479	365	50.63
					2010	124	365	0.34	1,402	365	3.84
					2011	74	365	0.20	1,229	365	3.37
					2012	31	366	0.08	765	366	2.09
083-50356	4/21/2005	CATALYST ENERGY	WARRANT 5575 25	11/30/2005	2009	930	365	2.55	12,418	365	34.02
					2010	182	365	0.50	2,269	365	6.22
					2011	128	365	0.35	2,002	365	5.48
					2012	51	366	0.14	1,263	366	3.45
083-50757	9/23/2005	STONEHAVEN ENERGY	ANNABELLE 2nd AS A9	3/30/2006	2007	5,917	365	16.21	3,367	365	9.22
083-50864	10/28/2005	CATATLYST ENERGY	WARRANT 5575 8	11/22/2005	2007	2,392	365	6.55	13,623	365	37.32
					2009	928	365	2.54	12,152	365	33.29
					2010	182	365	0.50	2,269	365	6.22
					2011	128	365	0.35	2,002	365	5.48
					2012	51	366	0.14	1,263	366	3.45
083-51314	5/18/2006	CATATLYST ENERGY	WARRANT 5575 31	2/22/2007	2009	1,708	365	4.68	20,531	365	56.25
					2010	112	365	0.31	2,059	365	5.64
					2011	83	365	0.23	1,760	365	4.82
					2012	42	366	0.11	1,047	366	2.86
083-51717	9/28/2006	STONEHAVEN ENERGY	ANNABELLE 3rd A3 1	3/5/2007	2007	1,810	180	10.06	32,920	180	182.89

GRAPH 4
D & S ENERGY/ WT 5574 WELLS
WITH SURROUNDING PRODUCTION

Coon Run
321
McKean
HAMILTON TWP

- PERMIT # 083-46788 SNYDER BROS (PIERCE 1)
- PERMIT # 083-47099 SNYDER BROS (MCKEAN M1 SEI 6)
- PERMIT # 083-47679 CATALYST ENERGY (BRENNAN 4)
- PERMIT # 083-49041 CATALYST ENERGY (WARRANT 5575 24)
- PERMIT # 083-49823 CATALYST ENERGY (WARRANT 5575 6)
- PERMIT # 083-50356 CATALYST ENERGY (WARRANT 5575 25)
- PERMIT # 083-50757 STONEHAVEN ENERGY (ANNABELLE 2nd AS A9)
- PERMIT # 083-50864 CATALYST ENERGY (WARRANT 5575 8)
- PERMIT # 083-51717 STONEHAVEN ENERGY (ANNABELLE 3rd A3 1)
- PERMIT # 083-51314 CATALYST ENERGY (WARRANT 5575 31)

- D & S ENERGY/WT 5574 WELLS

(FIGURE 28)

S.

Summary of Terms

The following is a brief summary of certain terms of the offering described in this offering memorandum.  It is not intended to be complete and is qualified by the more detailed information contained elsewhere in this memorandum and in the text of the documents referred to herein.

Investment Size

•

Target $5,000,000

Company Structure

•

Private early stage Oil & Natural Gas Development Company.

•

Nevada Stock Corporation (Formed March of 2012).

•

ONE HUNDRED MILLION Shares of Common Stock Authorized, ONE MILLION Shares of Preferred Stock Authorized

•

ONE HUNDRED THOUSAND Shares of Common Stock Issued and Outstanding.

•

NO CURRENT Shares of Preferred Stock Issued or Outstanding. FIFTY THOUSAND Shares of Preferred Stock will be Issued and Outstanding at the Completion of this Offering.

•

Preferred Stock Holders have no voting rights until Shares are Converted to Common Stock.

Minimum Equity Commitment

•

   One 9% Convertible Preferred Stock Shares.

Dividend Policy

•

We have never declared or paid cash dividends on our common stock or preferred equity. We currently intend to retain all available funds and future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant.

T.

The Offering

The Company is offering a maximum of 50,000 9% Convertible Preferred Stock Shares at a price of $100.00 per Unit, with all Shares having a Value of $100.00.

U.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

V.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development of Oil and Natural Gas Leases in the State of Pennsylvania.  See “USE OF PROCEEDS” section.

W.

Minimum Offering Proceeds – Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of $1,000,000.  The Company has established an Escrow Account with Alternative Securities Market, LLC, where all investment funds will be deposited until the minimum of $1,000,000 in investment capital is achieved.  After the Minimum Offering Proceeds have been reached, all proceeds will be released from the investment account and utilized by the Company. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction. All proceeds from the sale of Shares after the Minimum Offering Proceeds has been achieved will be delivered directly to the Company.

X.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

&  Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 9% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

&  Current Shareholders

100%

o

New Shareholders

0%

Y.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

Z.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock. Additionally, the Company has no outstanding warrants for the purchase of the Company’s Stock.

AA.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

BB.

Company Convertible Securities

The Company, at the completion of this Offering will have 50,000 9% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the

Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

CC.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

DD.

Reporting

The Company will not be required to furnish you with quarterly un-audited financial reports and an annual audited financial reports. Further, the Company will voluntarily send you both quarterly un-audited financial reports and an annual audited financial report via electronic mail. After the Filing of SEC Form 10 or an SEC S-1 Registration Statement with the United States Securities and Exchange Commission (“SEC”), the Company will be required to file reports with the SEC under 15(d) of the Securities Act. The reports will be filed electronically. The reports required are forms 10-K, 10-Q and 8-K. You may read copies of any materials the Company files with the SEC at www.ASMX.CO and/or www.AlternativeSecuritiesMarket.com, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

EE.

Stock Transfer Agent

The Company will serve as its own registrar and transfer agent with respect the Offering.

FF.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). The Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an Alternative Securities Market, LLC escrow account, and only after $1,000,000 in securities has been sold to investors (Ten Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

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GG.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Remington Energy Group Corporation

The Company	Remington Energy Group Corporation is a Nevada Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 60 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 9% Convertible Preferred Stock Shares.
The Offering

The Company is seeking capital commitments of $5,000,000 from Investors.  The securities being offered hereby consists of up to 50,000 9% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Unit subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

Conversion Option / Mandatory Conversion Voting Rights Investment Period

All 9% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the second, third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 2: (Shareholder Conversion Option)

Shareholder Option: At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 9% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Preferred Stock has NO VOTING RIGHTS

The investment period will begin upon qualification of this Offering by the United States Securities & Exchange Commission.

Term of the Offering

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”). the Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in a U.S. Bank escrow account, and only after $1,000,000 in securities has been sold to investors (Ten Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Reports to Investors

The Company's Accounting Firm will furnish to the investors after the close of each fiscal year an annual report containing audited financial statements of the Company prepared in accordance with “Generally Accepted Accounting Principles” (GAAP) and a statement setting forth any distributions to the investors for the fiscal year.  The Company will also furnish un-audited quarterly statements to investors.

Valuations

The Company Managers will, at least once per year, perform an internal valuation of the Company’s assets, using accepted valuation techniques, to establish the fair market value of each asset as the end of such year.  The fair market value of the assets will be deemed to be the ownership interest in each asset valued at the current capitalization rate for each market.  In addition, detailed financial modeling will be performed using “current market assumptions” and discounted cash flow analysis.

Indemnification Listings and Admissions to Trading

The Company will indemnify, defend and hold the Company Managers, the members of the Board of Directors harmless from and against any losses, damages, costs that relate to the operations of the Company, unless the Company Manager(s) acted in an unethical manner related to directing investments.

Applications are being prepared and will be made to U.S. OTC Market (OTCQB or OTCQB), the Bermuda Stock Exchange's Mezzanine Market and the Berlin Stock Exchange (though the Company may choose to list on the Frankfurt Stock Exchange instead of the Berlin Stock Exchange) for the Securities to be admitted to the Exchange's Official List and for Trading. Submission for listing is expected in 2015.

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ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company currently rents office spaces at 737 James Lane, Suite 7499, Incline Village, Nevada 89450. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

Remington Energy Group Corporation commenced operations in March of 2012 as a Nevada Limited Liability Corporation and converted to a Nevada Stock Corporation in August of 2013.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Remington Energy Group Corporation will operate profitably.

Overview:

Remington is about to start drilling on their available lease of approx 1500 acres in McKean and Warren counties in Pennsylvania. There have been 10 test wells drilled and they are now fully developed producing both oil and gas in commercial quantities which we have had initial reserve analysis done to prove commercial viability on the lease. The area has 3 recently upgraded gas lines installed to handle all gas production on the lease. An additional 3,500-4,000 acres have been optioned to handle future drilling operations.

Remington Energy Group Corporation is currently looking and reviewing several additional projects in Pennsylvania, Texas and other oil producing areas in the United States. We are specifically looking at projects that have an existing production with re-entry and re-work possibilities that will improve current production, particularly for those projects that have additional drilling available to enhance the cash flow and tax benefits of the investment.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified. As of September 1st, 2015, all Directors of the Company have new ONE year agreements with the Company.

Name

Position

Mr. Wes Jonson (Age 60)

Founder / CEO/ CFO / Chairman of the Board

Mr. Wes W. Johnson grew up in a heavy construction family, frequently moving with the family throughout California and Arizona to various road, bridge and dam job sites. It was very important to his father to keep the family together while traveling to the many job sites, thereby instilling in Mr. Johnson a very family orientated lifestyle.

Mr. Johnson attended high school in Arroyo Grande, California and attended college at Cal Poly, San Luis Obispo, California studying animal science and business. After college, Mr. Johnson entered the family construction business and received his California General Building Contractor’s License, later adding a General Engineering Contractor’s License. Mr. Johnson built numerous projects in San Luis Obispo and Santa Barbara Counties, including single family homes, multi-family housing projects, commercial retail and industrial properties, schools and medical buildings. The next step was investing in real estate development projects in California and numerous other States.

After a move to Austin, Texas, Mr. Johnson became involved in developing and building Single Family Residents and Multi-Family projects as well as land development and multi-family investments. While in Texas, Mr. Johnson was introduced to the Texas Oil Business through a real estate associate and began investing in oil production and re-work projects. As one point, Mr. Johnson was working on an acquisition of several abandoned wells in Oklahoma when oil prices went down to $12-$15 per barrel. The oil holdings were liquidated.

After a few years of passively observing the oil industry, Mr. Johnson began searching for the right opportunity in the Oil Industry. Two years later, after looking in Texas, Oklahoma, Ohio and Kansas, the oil project in Pennsylvania was presented and deemed to be a great opportunity. The project is in a proven oil field with existing production from several major oil companies and a proven drilling and operating company with whom the Company can partner. Mr. Johnson formed Remington Energy Group Corporation and proceeded to acquire the lease to develop 100+ oil wells in the Northwest part of Pennsylvania.

Mr. Johnson lives with his Wife in Incline Village, Nevada on the shore of beautiful Lake Tahoe. He has a daughter and her family in San Diego, California and a Son and his family residing in Portland, Oregon.

Mr. Johnson’s Employment History includes being the Owner, Managing Member and President of the companies listed below:

•

Pinnacle Financial Services, LLC

Five Years

•

Remington Energy Group Corp

One Year

Mr. Johnson is the founder and CEO of Remington Energy Group Corporation as well as being Chairman of the Board. His experience in negotiating real estate transactions has and will be valuable in negotiating the leases and drilling sites. With Mr. Johnson’s experience and oil contacts, the company will greatly benefit in locating the best drilling areas and his construction knowledge will be helpful in locating sites that have great access. Familiarity in all aspects of getting a site ready to drill, running utilities to the site, and actual drilling is brought to the company through Mr. Johnson. Actively managing previous companies will ensure expert leadership for the corporation.

Mr. Donald White (Age 63)

Advisor / Board of Directors

Mr. White was born in St. Louis, Missouri and was brought to California when his Father moved to the Antelope Valley to work in the aircraft industry. Don grew up in Palmdale, California where he attended grade school and graduated from Palmdale High School. After graduation Don was employed by the State of California “Department of WaterResources” as a Soils Test Engineer. During this time he worked on the Feather River project- the construction of an aqueduct, from Orville California and culminating in Perris, California.

Due to a budget crisis in the state Don left and returned to college to take preparatory courses prior to working for Lockheed Aircraft on the building of the L-1011 Tri-Star Jumbo Jet and the implementing of manufacturer changes on the Rolls Royce jet engines. It was during this time when he felt the call to duty and enlisted in the United States Marine Corps for a 6 year stint. After graduating at the top of his class in advanced avionics in NAS Memphis, Tennessee, Don was stationed in El Toro, California, where he became an electronic technician working on forward looking, side looking and infrared detection systems for the reconnaissance F-4. For the last 3 years of his tour he transitioned into the test equipment and calibration of all electronics pertaining to both fighter and recon aircraft on both fixed wing and helicopters. All throughout this time he learned the focus and discipline expected of a member of the United States Marines.

Upon being honorably discharged from the USMC, Don went to work as VP and working supervisor for a construction company specializing in development of dental offices. After obtaining his own B1 license from the State of California, Don started his own construction company specializing in the development and construction of medical/dental offices, development and construction of single family homes as well as commercial buildings.

After moving to San Diego, California, Don continued in the building of single family homes as independent contractor for a large remodeling and construction company. He then moved to Alta Loma, California where he became a supervisor for a large property management company, responsible for the construction and rehab of commercial, single family and small to very large multi-family units. These responsibilities took him throughout Southern California, Atlanta, GA, San Antonio, TX and other areas in the Southeastern region of the United States.

After the downturn in the economy in 2008 Don became semi retired and started consulting on a part time basis with real estate developments in California along with investing in Oil and Gas Investments. While consulting on a project in Bakersfield, Don became familiar with a couple of oil well drilling projects that had new well drilling and re-entry/rework wells on the same projects, Don was invited to work with the project managers and well development team using his background in soils engineering as a stepping stone into the understanding of drilling and formations for oil and gas recovery. Don worked with the well development team from 2010-2013 when the project was sold.

Currently in Montclair, California, Don owns and operates a custom motorcycle shop building and creating custom bikes in his free time. Mr. White’s 3 children are spread throughout the states with his oldest son and his family living in Wyoming, his youngest son and family residing in Arizona and his daughter and her family living in Idaho.

Mr. White’s has been with “Donald White Consulting” for five years and with “BMW Investment Group, LLC” for the last year, each of which he is the sole owner and manager. In these positions Mr. White has been involved in soil analysis and construction management, advising land developers and contractors on numerous projects around Riverside, San Bernardino and Los Angeles counties, which will be of value in our future growth. With his experience in negotiating contracts, managing multi-million dollar construction projects, he will be a valuable asset in locating additional oil leases, negotiating the leases and managing the construction, drilling and production crews. Mr. White’s experience in other oil and gas investments will assist in our planning and development of our drilling and production projects.

Mr. Rich Moniak

Chief Operations Officer

Age:44

Mr. Rich Moniak was born in San Diego, California and then moved to Fontana, California with his family at the age of six months; where he went on to spend the first thirty-two years of his life. Raised in the hardware business by his parents Lawrence and Ellen Moniak and his Grandfather Nathan Simon, who also happened to be the Mayor of Fontana for over fifteen years in the 1960’s and the 1980’.

Mr. Moniak spent most of his childhood working in the family business, spending the summers and weekends running the shipping and receiving departments and eventually moving up to front desk sales and inventory control. This early passion for work helped build his tireless work ethic and also taught him the importance of family values and his business acumen; it didn’t;

hurt that it also helped pay for his baseball card collecting and eventually his love for cars and racing during his teens and early 20’s.

After graduating from Fontana High School, Mr. Moniak immediately went to work for his Father’s Company that previously merged with two other Hardware Businesses. During this time, Mr. Moniak also found another passion, real estate. Mr. Moniak started to manage the family industrial properties and that started a career in management and real estate investments.

Starting in his late 20’s, Mr. Moniak started managing various real estate projects and eventually put together groups of investors that acquired properties across the United States. Buying and selling industrial and commercial properties as well as mobile home parks and apartment buildings for these group eventually lend Mr. Moniak to spend weeks at a time in places like Texas and Oklahoma which introduced him into the world of Oil & Natural Gas.

With the economic downturn in real estate and the divestment of the property portfolios, Mr. Moniak started consulting for investors on REO’s and pursuing opportunities in the Oil & Natural Gas Industry. This is where Mr. Moniak met Mr. Wes Johnson. Eventually after collaborating on a few REO transactions and participating with a few investors one Oil & Natural gas projects, Mr. Moniak joined Alternative Securities Markets Group Corporation as Chief Operations Officer.

Currently living in Alta Loma, California with his Wife and their Children, Taylor who is eight years old and their two year old Son Vance, Mr. Moniak stays involved in the Children’s school and other activities.

Mr. David Dobkin

Vice President

Age:36

David Dobkin, is the President of Investment Banking for Alternative Securities Markets Group Corporation.

David has been working with the New Zealand government regarding investment attraction over the last 4 years years in various capacities in Auckland, Dubai and the US.  (2010 - Current)

Prior to joining ASMG, David was a the the Regional Investment Director for the New Zealand government based in Dubai. David opened the Dubai investment office to better align New Zealand with Middle East investment with the goal of securing strategic foreign direct investment.

Prior to arriving in Dubai, David Dobkin ran the Emirates Team New Zealand America’s Cup Investment leveraging activities in San Francisco, culminating in an investor showcase for Silicon Valley venture capital and private equity investors.  He has been instrumental in securing investment for New Zealand companies in the Healthcare, High Value Manufacturing, Aerospace and ICT sectors, including establishing the $40mm Valar Early Stage Fund, run by Peter Thiel and Proliant’s $100mm Bovine Plasma greenfield investment.

Prior to working for New Zealand in October 2010, David worked for Lazard Frères, one of the world's preeminent financial advisory and asset management firms, where he facilitated and advised on cross-border mergers and acquisitions transactions in excess of $3 billion for Nike, Lockheed Martin, Quiksilver, Wynn Resorts, Morgans Hotels, Arrow International, CBS, Cryocore, Gyrocam Systems and others. David was also an investment banker in the Healthcare group for Wasserstein Perella in New York. He has founded, advised and led several start-up companies, including Aegix Performance Apparel, revitaPOP and DealProvider.com. David received a Master of Science, Biomedical Engineering, from the University of Southern California and Bachelor of Science, Biomedical Engineering, from Columbia University.

Mr. Koorosh Rahimi

Vice President

Age: 56

In July of 2015, Mr. Koorosh Rahimi joined Alternative Securities Markets Group Corporation as the Firm’s President of Asset Management. Mr. Rahimi is responsible for the day-to-day operations of the Firm’s Investment Advisory and Broker Dealer Operations. Licenses: Series 7, Series 66, Series 6, Series 31, Series 63, Real Estate and Life Insurance.

Mr. Rahimi started his career in Investment Banking in March of 2009 as a Financial Advisor & Registered Investment Advisor with MassMutual Financial Group, where he provided High Net Worth Clients Financial Advice on matters such as: Investments, Retirement Planning and Estate Planning.

In mid 2011, Mr. Rahimi advanced his career path in the Financial Services Industry by joining Wells Fargo as a Licensed Banker. For just over two and one half years, Mr. Rahimi provided clients with an array of solutions to Wells Fargo Bank customers, from FDIC Insured products, business banking products and services, merchant services and Financial Advisor services.

In early 2013, Mr. Rahimi joined Bank of America’s Merrill Edge, where he served as Assistant Vice President of Investments and Preferred Banking. Mr. Rahimi’s primary function was Financial Planning & Retirement Planning, Financial Advice for: Investments, Financial Securities, Stocks, Bonds, and Mutual Funds.

Mr. Steven Joseph Muehler

Director of Capital Markets

Age: 40

Mr. Steven Muehler is the Founder and Director of Capital Markets of the Alternative Securities Markets Group Corporation.

A true pioneer in the private equity investments industry, Mr. Muehler has led the Alternative Securities Markets Group Corporation in its growth into one of the fastest growing International Investment Banking Firms in the United States. Mr. Muehler is actively involved in all operations of the Company, as well as all of its subsidiaries.

Mr. Muehler has more than fifteen years in Investment Banking and Corporate Finance, holding senior financial management and business development positions in both regional banks and international finance companies. Mr. Muehler has extensive experience in structuring business plans, private and public securities offerings, and fund raising efforts for early stage to mid-cap domestic and international companies.

Prior to founding of the Alternative Securities Markets Group in the Fall of 2014, Mr. Muehler was a private capitalization consultant from 2008 to 2014. Mr. Muehler served four years in the United States Marine Corps (1995 to 1999) before attending college in South Carolina. After college, Mr. Muehler held positions in the Finance Departments of Riverview Community Bank where he was a sales team leader in the Real Estate Lending department, WCI Communities where he was a member of the

Financial Resources Division, and Allied Capital Corporation where he was the head of residential lending operations for one of the Firm’s Minneapolis, Minnesota Branches. It was with these companies that Mr. Muehler worked extensively with multinational finance and investment firms in syndicating fund raising and has guided dozens of companies in the capital formation process. Mr. Muehler has also served as a business consultant to a variety of midmarket companies providing strategic and financial modeling, business development training, and management

B. Significant Employees.   All Members of Remington Energy Group Corporation as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Remington Energy Group listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11.   EXECUTIVE COMPENSATION.

In September of 2015, the Company adopted a compensation program for Company Management. Accordingly, Management of Remington Energy Group Corporation will be entitled to receive an annual salary of:

Mr. Wes Jonson, CEO / CFO / Board Chairman

$72,000

Mr. Rich Moniak, Chief Operations Officer / Board of Directors

$72,000

Mr. David Dobkin, Vice President / Board of Directors

$48,000

Mr. Koorosh Rahimi, Vice President / Board of Directors

$48,000

Mr. Donald White, Advisor / Board of Directors

$48,000

Mr. Steven J. Muehler, Director of Capital Markets

$48,000

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any member or employee of the Company beyond those listed above.

Stock Option Grants

The Company does not currently have any outstanding Stock Options or Grants.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by  executive  officers,  directors  and  persons  who  hold  5% or  more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company was originally formed as a Nevada Limited Liability Company in March of 2012 and converted to a Nevada Stock Corporation in August of 2013. Upon its re-formation as a Stock Corporation, the Company issued 100% of its issued Common Stock (100,000 Common Stock Shares) to its Chief Executive Officer, Mr. Wes Johnson. On July 22nd, 2015, Mr. Wes Johnson sold 100,000 Common Stock Shares of Remington Energy Group Corporation to Alternative Securities Markets Group Corporation for a price of $0.01 per share ($1,000 USD).

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Alternative Securities Markets Group Corporation 4136 Del Rey Avenue Marina Del Rey, California 90292	Common Stock: 100,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 100,000 Shares (100%) Preferred Stock: No Shares

(1)

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member of Remington Energy Group Corporation

(2)

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(3)

Mr. Wes Johnson currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(4)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member of Remington Energy Group Corporation

(5)

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(6)

Mr. Rick Moniak currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(7)

Mr. Steven J. Muehler is the Director of Capital Markets of Remington Energy Group Corporation

(8)

Mr. Steven J. Muehler is the Founder, Director of Capital Markets, Senior Compliance Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

(9)

Mr. Steven J. Muehler currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(10)

Mr. Koorosh Rahimi is a Vice President of Remington Energy Group Corporation

(11)

Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation

(12)

Mr. Koorosh Rahimi currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(13)

Mr. David Dobkin is a Vice President of Remington Energy Group Corporation

(14)

Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation

(15)

Mr. David Dobkin currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

(16)

Mailing Address for all: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

(2)  Nominal Ownership

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder is Alternative Securities Markets Group Corporation.

•

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member of Remington Energy Group Corporation

•

Mr. Wes Johnson is the Chief Executive Officer, Chief Financial Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

•

Mr. Wes Johnson currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

•

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member of Remington Energy Group Corporation

•

Mr. Rich Moniak is the Chief Operations Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

•

Mr. Rick Moniak currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

•

Mr. Steven J. Muehler is the Director of Capital Markets of Remington Energy Group Corporation

•

Mr. Steven J. Muehler is the Founder, Director of Capital Markets, Senior Compliance Officer and Board of Directors Member for the Alternative Securities Markets Group Corporation

•

Mr. Steven J. Muehler currently owns 30% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

•

Mr. Koorosh Rahimi is a Vice President of Remington Energy Group Corporation

•

Mr. Koorosh Rahimi is the President of Asset Management and Board of Directors Member for Alternative Securities Markets Group Corporation

•

Mr. Koorosh Rahimi currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

•

Mr. David Dobkin is a Vice President of Remington Energy Group Corporation

•

Mr. David Dobkin is the President of Investment Banking and Board of Directors Member of Alternative Securities Markets Group Corporation

•

Mr. David Dobkin currently owns 5% of the Issued and Outstanding Common Stock Shares of Alternative Securities Markets Group Corporation

•

Mailing Address for all: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292

Alternative Securities Markets Group Corporation currently owns the majority of the issued and outstanding controlling Common Stock Shares of Remington Energy Group Corporation. Consequently, this sole shareholder controls the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws;   and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

The Members of Alternative Securities Markets Group Corporation thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

The Company has received cash advances to pay outstanding payables due, and payments made directly to the Company’s Vendors and Service Providers by the Shareholders listed below are considered debts of the Company currently outstanding, and are due and payable to the shareholders detailed below:

•

Mr. Weslie W. Johnson

$495,000.00 USD

Shareholder Loan

•

Mr. Weslie W. Johnson

$85,000.00 USD

Accrued Salary

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

ITEM 14. SECURITIES BEING OFFERED.

9% Convertible Preferred Stock Shares

A maximum of FIFTY THOUSAND 9% Convertible Preferred Stock Shares are being offered to the public at $100.00 9% Convertible Preferred Stock Unit. A Minimum of $1,000,000 will need to be received from this Offering for the Company to receive proceeds from the Sale of any Securities of this Offering. A maximum of $5,000,000 will be received from the offering. All Securities being offered by the Company through this offering, and no Securities are being offered by any selling shareholders of the Company. The Company will receive all proceeds from the sale of its Securities after the Company has secured $1,000,000 from the sale of Securities through this Offering. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

All 9% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 2: (Shareholder Conversion Option)

•

At anytime during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s

Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 9% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 9% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 9% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 9.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 9% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the volume weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 9% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 9% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

This Offering Circular relates to the offering (the “Offering”) of up to 50,000 9% Convertible Stock Shares in Remington Energy Group Corporation. The Securities offered through this Offering have no voting rights until the securities are converted to Common Stock Shares of the Company per the terms and conditions detailed in this Offering. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 50,000 9% Convertible Preferred Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

This Offering is being conducted on a “best-efforts” basis. which means that the Senior Management Members of the Company, mainly: Mr. Wes Johnson, the Company’s Chief Executive Officer & Chief Financial Officer; Mr. Rich Moniak, the Company’s Chief Operations Officer; Mr. David Dobkin, a Vice President of the Company; and Mr. Koorosh Rahimi, a Vice President of the Company, through a web-based platform called the “Alternative Securities Market Exchange (ASMX)”. The Alternative Securities Markets Group Corporation is the Owner and Operator of the Alternative Securities Market Exchange, and the terms of its operations can be found in the Exhibits of this Registration Statement. The Alternative Securities Market Exchange (the “ASMX”) can be accessed at: http://www.AlternativeSecuritiesMarket.com and/or http://www.ASMX.CO.

No Member of the Company’s Management will receive any commission or any other remuneration for the sales of securities through this Offering. In offering the Securities, Mr. Johnson, Mr. Moniak, Mr. Dobkin and Mr. Rahimi will each rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Securities will be offered for sale at a fixed price of $100.00 USD per 9% Convertible Preferred Stock Unit. If all Securities are purchased, the gross proceeds to the Company will be $5,000,000.00 USD. Though the Offering is being conducted on a “best-efforts” basis, the Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an Alternative Securities Market, LLC escrow account, and only after $1,000,000 in securities has been sold to investors (Ten Thousand 9% Convertible Preferred Stock Shares) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $1,000,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Nevada for agreements made in and to be performed in the state of Nevada. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

(a) Description of Company Common Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $0.001 par value per share (the "Common Stock"). As of September 1st, 2015 – 100,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 1,000,000 shares of Preferred stock, with a  par value of $0.001 per share (the "Preferred Stock"). As of September 1st, 2015 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, FIFTY THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of September 1st, 2015, there were 100,000 shares of our Common Stock outstanding, which were held of record by approximately ONE stockholder, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

As of September 1st, 2015, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Nevada. Nevada General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company's Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Nevada's General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Nevada's General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or  its stockholders;

•

acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

FINANCIAL STATEMENTS SECTION

2015 2Q Balance Sheet (Unaudited)	73
2015 2Q Profit and Loss Statement (Unaudited)	74
2015 2Q Statement of Cash Flows (Unaudited)	75
2015 2Q Cash Reconciliation Report (Unaudited)	76
2015 2Q Statement of Shareholder Equity (Unaudited)	77
2015 2Q Notes to Financial Statement	78-80
2015 1Q Balance Sheet (Unaudited)	81
2015 1Q Profit & Loss Statement (Unaudited)	82
2015 1Q Statement of Cash Flows (Unaudited)	83
2015 1Q Cash Reconciliation Report (Unaudited)	84
2015 1Q Statement of Shareholder Equity (Unaudited)	85
2014 Balance Sheet (Unaudited)	86
2014 Profit and Loss Statement (Unaudited)	87
2014 Statement of Cash Flows (Unaudited)	88
2014 Cash Reconciliation Report (Unaudited)	89
2014 Statement of Shareholder Equity (Unaudited)	90
2014 Notes to 2014 Financial Statements	91-92
2013 Balance Sheet (Unaudited)	93
2013 Profit and Loss Statement (Unaudited)	94
2013 Statement of Cash Flows (Unaudited)	95
2013 Cash Reconciliation Report (Unaudited)	96
2013 Statement of Shareholder Equity (Unaudited)	97
2013 Notes to 2014 Financial Statements	98-100
Signatures	101

Remington Energy Group Corporation
Pre-Funding Balance Sheet
For the Period Ending April 1 - June 30, 2015

ASSETS			
Current Assets			
Cash		$	502
Accounts Receivable		$	-
Inventory		$	-
Prepaid Expenses		$	-
Shareholder Receivable		$	134,583
Short-Term Investments		$	-
	Total Current Assets	$	135,085
Fixed (Long-Term) Assets			
Long-Term Investments		$	-
Property & Equipment		$	2,400
Intangible Assets		$	-
	Total Fixed Assets	$	2,400
Other Assets			
Deferred Income Tax		$	-
Land Lease Rights		$	490,000
	Total Fixed Assets	$	490,000
TOTAL ASSETS		$	627,485
LIABILITIES & OWNER'S EQUITY			
Current Liabilities			
Accounts Payable		$	-
Accrued Interest		$	77,183
Accrued Salaries & Wages		$	134,583
Current Portion of Long-Term Debt		$	-
Income Taxes Payable		$	-
Short-Term Loans		$	-
Unearned Revenue		$	-
	Total Current Liabilities	$	211,766
Long-Term Liabilities			
Long- Term Debt - S/H Loan		$	495,000
Deferred Income Tax		$	-
	Total Long-Term Liabilities	$	495,000
Owner's Equity			
Owner's Investment		$	33,963
Net Income (Loss)		$	(56,622)
Retained Earnings		$	(22,659)
	Total Owner's Equity	$	(79,281)
Total Liabilities and Owner's Equity		$	627,485

I certify these financial statements to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: June 30, 2015

See Notes to Financial Statements

Remington Energy Group Corporation
Profit and Loss Statement
For the Period Ending April 1 - June 30, 2015

INCOME			
Sales		$	-
	TOTAL INCOME	$	-
EXPENSES			
Bank Fees		$	-
Interest Expense		$	-
License & Corporation Fees		$	-
Office Supplies		$	-
Office Equipment		$	-
Oil Land & Lease Expense		$	-
Professional Fees			
Accounting		$	-
Legal		$	-
Promotion		$	-
Postage		$	-
Rent		$	-
Telephone		$	-
Travel and Entertainment		$	-
Website Fees		$	-
	TOTAL EXPENSES	$	-
NET LOSS		$	-

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: June 30, 2015

NOTE: 1) No income 1st quarter or 2nd quarter
2) Additional lease acquired in 2014
3) Remington Energy Group Corporation borrowed $245,000 from founder Weslie W Johnson for 2nd oil lease acquisition

See Notes to Financial Statements

Remington Energy Group Corporation
Statement of Cash Flows
For the Period Ending April 30 - June 30, 2015

CASH FLOWS FROM OPERATIONS		
Cash received from business operations	$	-
Cash paid for operating expenses		
Net Cash Flows from Operations	$	-
CASH FLOWS FROM INVESTING ACTIVITIES		
Cash paid for purchase of capital assets		
Net Cash Flows From Investing Activities		
CASH FLOWS FROM FINANCING ACTIVITIES		
Contributions from shareholders	$	-
Long-term borrowing from shareholders		
Net Cash Flows from Financing Activites	$	-
Net cash provided (used) in financing activities		
Increase(decrease) in cash during period	$	-
Cash balance at beginning of period	$	502
Cash balance at the end of the period	$	502

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: June 30, 2015

Remington Energy Group Corporation
Cash Reconciliation
For the Period Ending April 1 - June 30, 2015

BEGINNING CASH	$	502
Shareholder Loan	$	-
Shareholder Contribution	$	-
Cash Flow In	$	-
Cash Flow Out	$	-
ENDING CASH	$	502

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: June 30, 2015

See Notes to Financial Statements

Remington Energy Group Corporation
Statement of Stockholder's Equity
For the Period Ending April 1 - June 30, 2015

Capital Contributions	$	-
Reatained Earnings	$	(79,281)
Net Loss (2015)	$	-
Balance as of March 31, 2015	$	(79,281)

I certify these financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: June 30, 2015

NOTE: Weslie W Johnson is the sole shareholder and owns 100% of the stock

See Notes to Financial Statements

Remington Energy Group Corporation
Notes to the Condensed Financial Statements
Quarter Ending June 30, 2015

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles. Accordingly, they include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

We will be using the successful efforts method to account for our oil and gas properties, land lease and drilling rights. We will capitalize only the expenses associated with successfully locating new oil and natural gas resources. For unsuccessful (or "dry hole") results, the associated operating costs are immediately charged against revenue for that period.

Going Concern

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring operating losses, had negative operating cash flows and has not generated any significant revenues in the recent fiscal year(s).In addition, the Company has had a deficit accumulated of $706,766 at December 31, 2014. These factors raise substantial concerns about the Company's ability to continue as a going entity beyond 2016 without the needed funds to start the drilling and production program.

The Company's continuation as a going concern is dependent on attaining profitable operations, restructuring its financial obligations, and obtaining additional outside financing. The Company has funded losses from operations primarily from the issuance of debt and the issuance of capital stock. The Company believes that the issuance of debt and the sale of capital stock of the Company will continue to fund operating losses in the short-term until the Company can generate revenues sufficient to funds its operations.

Cash

Currently the Company holds no cash. Historically, cash has been held in checking and savings accounts.

Income

There has been no income for the period of January 1 to June 30, 2015

Income Taxes

With the conversion to a C-Corp the Company is now a stand alone entity and will be taxed accordingly.

Concentrations of Credit Risk

The Company places its cash with financial institutions deemed by the Company's Management to be of high credit quality. The Federal Deposit Insurance Corporation ("FDIC") provides basic deposit coverage with limits to $250,000 per owner. In addition to basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for noninterest-bearing transaction accounts. At December 31, 2014, there were no uninsured deposits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions principally relate to the fair value and forfeiture rates of stock based transactions, and long-lived asset depreciation and amortization, and potential impairment.

Basic Net Loss per Share of Common Stock

Basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share are computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period. At December 31, 2014 there was no common stock equivalents used in net loss per share.

NOTE 2:. PAYABLES TO FOUNDERS AND MANAGEMENT (IF ANY, IF NONE, MODIFY BELOW)

The Company is waiting for Regulation A Qualification by the United States Securities & Exchange Commission to begin capital raising efforts. The Company is seeking to raise $5,000,000 through a Regulation A Pubic Securities Offering. The Company has been funded by its Founders and Management. The Company has current debt obligations of $706,766 to its Founders and Management for loans to the Company for operations:

NOTE 3: DUE TO SHAREHOLDERS

The Company has (or had not) received cash advances to pay outstanding payables and payments made directly to the Company's vendors and service providers. Debts outstanding, and due and payable, to shareholders include:

$495,000	Weslie W Johnson	Shareholder Loan
$134,583	Weslie W Johnson	Accrued Salary

NOTE 4: PREFERRED STOCK:

At December 31, 2014, Preferred Stock consisted of: 20,000 shares authorized, and 0 (zero) shares issued and outstanding.

NOTE 5: COMMON STOCK:

At December 31, 2014, Common Stock consisted of: 1,000,000 shares authorized, and 100,000 shares issued and outstanding.

NOTE 6: SUBSEQUENT EVENTS:

List or State None

NOTE 7: DELAYING NOTICE:

Company will not be providing Audited Financial Returns until the close of the 2015 business year (December 31, 2015).

Note 8: Income

No income was reported this year (January 1, 2014-December 31, 2014). Remington Energy Group Corporation will start receiving income once financing is completed, drilling is started on our oil and gas wells, and start producing oil and gas.

Note 9: Income

No income was received for the first two quarters of 2015. Waiting on qualification of Reg. A from the SEC

Note 10: Expense

No expenses incurred for the first two quarters of 2015. Interest and salary has been suspended until qualification of Reg. A from the SEC.

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: June 30, 2015

Remington Energy Group Corporation
Pre-Funding Balance Sheet
For the Period EndingJanuary 1- March 31, 2015

ASSETS			
Current Assets			
Cash		$	502
Accounts Receivable		$	-
Inventory		$	-
Prepaid Expenses		$	-
Shareholder Receivable		$	134,583
Short-Term Investments		$	-
	Total Current Assets	$	135,085
Fixed (Long-Term) Assets			
Long-Term Investments		$	-
Property & Equipment		$	2,400
Intangible Assets		$	-
	Total Fixed Assets	$	2,400
Other Assets			
Deferred Income Tax		$	-
Land Lease Rights		$	490,000
	Total Fixed Assets	$	490,000
TOTAL ASSETS		$	627,485
LIABILITIES & OWNER'S EQUITY			
Current Liabilities			
Accounts Payable		$	-
Accrued Interest		$	77,183
Accrued Salaries & Wages		$	134,583
Current Portion of Long-Term Debt		$	-
Income Taxes Payable		$	-
Short-Term Loans		$	-
Unearned Revenue		$	-
	Total Current Liabilities	$	211,766
Long-Term Liabilities			
Long- Term Debt - S/H Loan		$	495,000
Deferred Income Tax		$	-
	Total Long-Term Liabilities	$	495,000
Owner's Equity			
Owner's Investment		$	33,963
Net Income (Loss)		$	(56,622)
Retained Earnings		$	(22,659)
	Total Owner's Equity	$	(79,281)
Total Liabilities and Owner's Equity		$	627,485

I certifiy these financial statements to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: April 18, 2015

See Notes to Financial Statements

Remington Energy Group Corporation
Profit and Loss Statement
For the Period Ending January 1 - March 31, 2015

INCOME			
Sales		$	-
	TOTAL INCOME	$	-
EXPENSES			
Bank Fees		$	-
Interest Expense		$	-
License & Corporation Fees		$	-
Office Supplies		$	-
Office Equipment		$	-
Oil Land & Lease Expense		$	-
Professional Fees			
Accounting		$	-
Legal		$	-
Promotion		$	-
Postage		$	-
Rent		$	-
Telephone		$	-
Travel and Entertainment		$	-
Website Fees		$	-
	TOTAL EXPENSES	$	-
NET LOSS		$	-

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: April 18, 2015

NOTE: 1) No income 1st quarter
2) Additional lease acquired in 2014
3) Remington Energy Group Corporation borrowed $245,000 from founder Weslie W Johnson for 2nd oil lease acquisition

See Notes to Financial Statements

Remington Energy Group Corporation
Pre-Funding Balance Sheet
For the Year Ending December 31, 2014

ASSETS			
Current Assets			
Cash		$	502
Accounts Receivable		$	-
Inventory		$	-
Prepaid Expenses		$	-
Shareholder Receivable		$	134,583
Short-Term Investments		$	-
	Total Current Assets	$	135,085
Fixed (Long-Term) Assets			
Long-Term Investments		$	-
Property & Equipment		$	2,400
Intangible Assets		$	-
	Total Fixed Assets	$	2,400
Other Assets			
Deferred Income Tax		$	-
Land Lease Rights		$	490,000
	Total Fixed Assets	$	490,000
TOTAL ASSETS		$	627,485
LIABILITIES & OWNER'S EQUITY			
Current Liabilities			
Accounts Payable		$	-
Accrued Interest		$	77,183
Accrued Salaries & Wages		$	134,583
Current Portion of Long-Term Debt		$	-
Income Taxes Payable		$	-
Short-Term Loans		$	-
Unearned Revenue		$	-
	Total Current Liabilities	$	211,766
Long-Term Liabilities			
Long- Term Debt - S/H Loan		$	495,000
Deferred Income Tax		$	-
	Total Long-Term Liabilities	$	495,000
Owner's Equity			
Owner's Investment		$	33,963
Net Income (Loss)		$	(56,622)
Retained Earnings		$	(22,659)
	Total Owner's Equity	$	(79,281)
Total Liabilities and Owner's Equity		$	627,485

I certifiy these financial statements to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: January 8, 2015

See Notes to Financial Statements

Remington Energy Group Corporation
Notes to the Condensed Financial Statements
Year Ending December 31st, 2014

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve months ending December 31st, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

Going Concern

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring operating losses, had negative operating cash flows and has not generated any significant revenues in the recent fiscal year(s).In addition, the Company has had a deficit accumulated of $706,766 at December 31, 2014. These factors raise substantial concerns about the Company's ability to continue as a going entity beyond 2016 without the needed funds to start the drilling and production program.

The Company's continuation as a going concern is dependent on attaining profitable operations, restructuring its financial obligations, and obtaining additional outside financing. The Company has funded losses from operations primarily from the issuance of debt and the issuance of capital stock. The Company believes that the issuance of debt and the sale of capital stock of the Company will continue to fund operating losses in the short-term until the Company can generate revenues sufficient to funds its operations.

Cash

Currently the Company holds no cash. Historically, cash has been held in checking and savings accounts.

Concentrations of Credit Risk

The Company places its cash with financial institutions deemed by the Company's Management to be of high credit quality. The Federal Deposit Insurance Corporation ("FDIC") provides basic deposit coverage with limits to $250,000 per owner. In addition to basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for noninterest-bearing transaction accounts. At December 31, 2014, there were no uninsured deposits.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions principally relate to the fair value and forfeiture rates of stock based transactions, and long-lived asset depreciation and amortization, and potential impairment.

Basic Net Loss per Share of Common Stock

Basic net loss per common share is based on the weighted average number of shares outstanding during the periods presented. Diluted earnings per share are computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period. At December 31, 2014 there was no common stock equivalents used in net loss per share.

Remington Energy Group Corporation
Pre-Funding Balance Sheet
For the Year Ended December 31, 2013

ASSETS			
Current Assets			
Cash		$	220
Accounts Receivable		$	-
Inventory		$	-
Prepaid Expenses		$	-
Shareholder Receivable		$	73,000
Short-Term Investments		$	-
	Total Current Assets	$	73,220
Fixed (Long-Term) Assets			
Long-Term Investments		$	-
Property & Equipment		$	2,400
	Total Fixed Assets	$	2,400
Other Assets			
Deferred Income Tax		$	-
Land Lease Rights/Drilling Rights		$	490,000
	Total Fixed Assets	$	490,000
TOTAL ASSETS		**$**	**565,620**
LIABILITIES & OWNER'S EQUITY			
Current Liabilities			
Accounts Payable		$	-
Accrued Interest		$	25,000
Accrued Salaries & Wages		$	73,000
Current Portion of Long-Term Debt		$	-
Income Taxes Payable		$	-
Short-Term Loans		$	-
Unearned Revenue		$	-
	Total Current Liabilities	$	98,000
Long-Term Liabilities			
Long- Term Debt - S/H Loan		$	495,000
Deferred Income Tax		$	-
	Total Long-Term Liabilities	$	495,000
Owner's Equity			
Owner's Investment		$	-
Net Income (Loss)		$	(37,340)
Retained Earnings		$	9,960
	Total Owner's Equity	$	(27,380)
Total Liabilites and Owner's Equity		**$**	**565,620**

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: September 25, 2014

See Notes to Financial Statements

Remington Energy Group Corporation
Profit and Loss Statement
For the Year Ended December 31, 2013

			12/31/2013
INCOME			
Sales		$	-
	TOTAL INCOME	$	-
EXPENSES			
Alternative Securities Markets Group		$	2,750
Bank Fees		$	300
Interest Expense		$	25,000
License & Corporation Fees		$	925
Office Equipment		$	80
Office Supplies		$	84
Oil Land & Lease Expense		$	-
Postage		$	25
Professional Fees		$	-
Accounting		$	800
Legal		$	1,200
Promotion		$	21
Rent		$	2,400
Telephone		$	970
Travel and Entertainment		$	1,285
Website Fees		$	1,500
	TOTAL EXPENSES	$	37,340
NET LOSS		$	(37,340)

I certify this financial statement to be true and accurate

Name: Weslie W Johnson
Title: CEO
Date: September 25, 2014

NOTE: 1) Remington Energy Group LLC was converted to a C Corporation in 2013
2) No income in 2013
3) Initial lease aquired in 2013
4) Remington Enegy Group borrowed $250,000 from founder Weslie W Johnson for acquisition of oil land lease

See Notes to Financial Statements

Remington Energy Group Corporation
Notes to the Condensed Financial Statements
Ending December 31, 2013

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ending December 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

We will be using the successful efforts method to account for our oil and gas properties, land lease and drilling rights. We will capitalize only the expenses associated with successfully locating new oil and natural gas resources. For unsuccessful (or "dry hole") results, the associated operating costs are immediately charged against revenue for that period.

Going Concern

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring operating losses, had negative operating cash flows and has not generated any significant revenues in the recent fiscal year(s).In addition, the Company has had a deficit accumulated of $568,000 at December 31, 2013. These factors raise substantial concerns about the Company's ability to continue as a going entity beyond 2016 without the needed funds to start the drilling and production program

The Company's continuation as a going concern is dependent on attaining profitable operations, restructuring its financial obligations, and obtaining additional outside financing. The Company has funded losses from operations primarily from the issuance of debt and the issuance of capital stock. The Company believes that the issuance of debt and the sale of capital stock of the Company will continue to fund operating losses in the short-term until the Company can generate revenues sufficient to funds its operations.

Cash

Currently the Company holds no cash. Historically, cash has been held in checking and savings accounts.

Additional Capitalization

During the period of January 1, 2013 to December 31, 2013, Weslie W Johnson capitalized the Company with an additional $10,000.

Conversion to C-Corp

On September 4, 2013 Remington Energy Group LLC was converted to a C-Corp to achieve additional funding.

Income Taxes

With the conversion to a C-Corp the Company is now a stand alone entity and will be taxed accordingly.

Shareholder Salaries

Any salaries/wages earned from the Company will be deferred until the Company generates income to pay such salaries/wages. These salaries/wages will incur an interest of 10% until paid.

Concentrations of Credit Risk

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Remington Energy Group Corporation

By: Its Chief Executive Officer & Chief Financial Officer

By: ________________________________________

Name: Mr. Wes Johnson

Title: Chief Executive Officer & Chief Financial Officer

__________________________________________________________________________

Remington Energy Group Corporation

By: Its Chief Operations Officer

By: ________________________________________

Name: Mr. Rich Moniak

Title: Chief Operations Officer

_____________________________________________________________________________

Remington Energy Group Corporation

By: Its Vice President

By: ________________________________________

Name: Mr. David Dobkin

Title: Vice President

Remington Energy Group Corporation

By: Its Vice President

By: ________________________________________

Name: Mr. Koorosh “Danny” Rahimi

Title: Vice President

__________________________________________________________________________

Remington Energy Group Corporation

By: Its Director of Capital Markets

By: ________________________________________

Name: Mr. Steven J. Muehler

Title: Director of Capital Markets

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